UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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STATION CASINOS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STATION CASINOS, INC.

2411 West Sahara Avenue
Las Vegas, Nevada
(702) 367-2411

ANNUAL MEETING OF STOCKHOLDERS
May 18, 2005

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Station Casinos, Inc. to be held on May 18, 2005, at Green Valley Ranch Station Casino, 2300 Paseo Verde, Henderson, Nevada at 10:00 a.m. local time. Your Board of Directors and management look forward to greeting personally those stockholders able to attend.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting including: the election of two directors to serve for a three year term; approval of the Company’s 2005 Stock Compensation Program; and ratification of the appointment of the Company’s independent auditors. In addition, a dissident union stockholder, UNITE HERE, an affiliate of the Culinary Workers Union Local 226, has informed your Board that it intends to solicit proxies for three non-binding stockholder proposals at the meeting. The Board urges you to reject the union’s self-serving solicitation. Please discard any proxy card the union may send to you.

YOUR VOTE IS IMPORTANT

Your vote is important regardless of the number of shares you own. We urge you to sign, date and mail the Company’s white proxy card as soon as possible even if you currently plan to attend the annual meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. To make certain that your vote is cast on all matters before the meeting, please be certain only to vote the Company’s white card or the Company’s form of proxy sent to you by your bank or broker.

You are assured that your Board of Directors will continue to act in the best interest of all Company Stockholders.

Thank you for your continued interest and support.

Sincerely,
Frank J. Fertitta III
Chairman of the Board and Chief Executive Officer

IMPORTANT

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL YOUR WHITE PROXY CARD AT YOUR EARLIEST CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WITH QUESTIONS OR REQUIRING ASSISTANCE MAY CALL D. F. KING & CO., INC., WHICH IS ASSISTING YOUR COMPANY, TOLL-FREE AT 1-888-887-0082.

STATION CASINOS, INC.

2411 West Sahara Avenue

Las Vegas, Nevada 89102

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

The accompanying proxy is solicited by the board of directors (the “Board of Directors”) of Station Casinos, Inc., (the “Company”) to be used at the Annual Meeting of Stockholders on May 18, 2005 (the “Annual Meeting”) to be held at 10:00 a.m. local time at Green Valley Ranch Station Casino, 2300 Paseo Verde, Henderson, Nevada. This Proxy Statement and the enclosed form of proxy are being sent to stockholders on or about April 19, 2005.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

ITEM I                                     The election of two directors to serve until the 2008 Annual Meeting.

ITEM II                                Approval of the Company’s 2005 Stock Compensation Program.

ITEM III                           A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2005.

ITEM IV                           A stockholder proposal from a single stockholder, UNITE HERE, an affiliate of the Culinary Workers Union Local 226, which is a labor union that is attempting to organize our employees (the “Union”), to urge the Board to lower the voting requirements to amend the Company’s Restated Bylaws from the current “supermajority” to a simple majority.

ITEM V                                A stockholder proposal from the Union to urge the Board to declassify the Board of Directors and institute annual election of directors.

ITEM VI                           A stockholder proposal from the Union to urge the Board to submit the Company’s Rights Agreement to stockholders for approval.

Any stockholder giving a proxy may revoke it at any time prior to its exercise at the Annual Meeting by giving notice of such revocation either personally or in writing to the Secretary of the Company at the Company’s executive offices, by subsequently executing and delivering another proxy or by voting in person at the Annual Meeting.

Your Board of Directors believes that the election of its director nominees, the approval of the Company’s 2005 Stock Compensation Program and the ratification of Ernst & Young LLP as the Company’s independent auditors for 2005 are in the best interests of the Company and its stockholders. Therefore, your Board of Directors unanimously recommends voting FOR each of the proposals contained in items I, II and III.

The Board of Directors believes that lowering the voting requirement to amend the Company’s Restated Bylaws from the current “supermajority” to a simple majority, that declassifying the Board of Directors and that submitting the Company’s Rights Agreement to stockholders for approval are not in the best interest of the Company and its stockholders. Therefore, your Board of Directors unanimously recommends voting AGAINST each of the Union’s proposals contained in items IV, V and VI.

VOTING

Shares represented by duly executed and unrevoked proxies in the form of the enclosed white proxy card received by the Board of Directors will be voted at the Annual Meeting in accordance with the specifications made therein by the stockholders, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies in the form of the enclosed white proxy card will be voted FOR the election as directors of the nominees listed herein, FOR the approval of the Company’s 2005 Stock Compensation Program, FOR the ratification of Ernst & Young LLP as the Company’s independent auditors for 2005, AGAINST the Union stockholder proposal urging the Board to amend the Company’s Restated Bylaws from the current “supermajority” to a simple majority, AGAINST the Union stockholder proposal urging the Board to declassify the Board of Directors, AGAINST the Union stockholder proposal urging the Board to submit the Company’s Rights Agreement to stockholders for approval and, in the discretion of the persons voting the respective proxies with respect to any other matter that may properly come before the Annual Meeting.

The cost of preparing, assembling and mailing of proxy materials will be borne by the Company. Directors, executive officers and other employees may also solicit proxies but without receiving special compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies for an estimated fee of $100,000, plus reimbursement of certain out-of-pocket expenses.

Only holders of record at the close of business on March 24, 2005 (the “Record Date”) of the Company’s common stock, $0.01 par value, will be entitled to vote at the Annual Meeting. On the Record Date, there were 67,737,543 shares of common stock outstanding. Each share of common stock is entitled to one vote on all matters presented at the Annual Meeting.

Vote Required

The election of the director nominees (Item I) requires a plurality of the votes cast in person or by proxy at the Annual Meeting. Each of approval of the Company’s 2005 Stock Compensation Program (Item II), approval of the proposal to ratify Ernst & Young LLP as the Company’s independent auditors for 2005 (Item III) and approval of the three stockholder proposals (Items IV, V and VI) requires the affirmative vote of holders of a majority of the voting power represented in person or by proxy and entitled to vote at the Annual Meeting. Under Nevada law and the Company’s Restated Bylaws (the “Bylaws”), shares as to which a stockholder abstains or withholds from voting and shares as to which a broker indicates that it does not have discretionary authority to vote (“broker non-votes”) will have the same legal effect as a vote against a proposal; however, such shares will have no effect on the election of directors.

If your shares are held in the name of a broker, only your broker can execute a proxy and vote your shares and only after receiving your specific instructions on proposals as to which it does not have discretionary authority. PLEASE SIGN, DATE AND PROMPTLY MAIL THE WHITE PROXY CARD (OR VOTING INSTRUCTION FORM) IN THE ENVELOPE PROVIDED BY YOUR BROKER OR ITS AGENT. Remember, your shares cannot be voted unless you return a signed and executed proxy card (or Voting Instruction Form) to your broker on proposals as to which it does not have discretionary authority. However, please be advised that broker non-votes with respect to any matter to be voted on at the Annual Meeting will not be voted but will be counted as present to determine whether there is a quorum for voting purposes on such matters at the Annual Meeting and will have the same legal effect as a vote against the proposals other than the proposal for the election of directors. Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner. Under applicable rules of conduct, brokers do not have discretionary authority over any proposal to be presented at the Annual Meeting when the matter to be voted upon is being opposed by management, subject to a contest or pursuant to applicable NYSE rules.

The stockholders of the Company have no dissenters or appraisal rights in connection with any of the items to be voted upon at the meeting.

ITEM I

NOMINEES FOR ELECTION OF DIRECTORS

The Articles and Bylaws require that the number of directors on the Board of Directors be not less than three (3) nor more than fifteen (15). Currently, the Board of Directors has fixed the number of directors at six (6). The Board of Directors presently consists of the following persons: Frank J. Fertitta III, Lorenzo J. Fertitta, Lowell H. Lebermann, Jr., James E. Nave D.V.M., Lee S. Isgur and Robert E. Lewis. Mr. Lewis was nominated on May 19, 2004 by the members of the Board of Directors to fill the vacancy created by the resignation of Lynette Boggs McDonald on March 30, 2004. Mr. Lewis’s nomination was recommended by the Company’s management and approved by the Governance and Compensation Committee and the Board of Directors. On December 1, 2004, Blake L. Sartini resigned from the Board of Directors. The Board of Directors is divided into three classes. Class I consists of Lowell H. Lebermann, Jr, and Robert E. Lewis whose terms expires in 2006. Class II consists of Lorenzo J. Fertitta and James E. Nave, D.V.M., whose terms expire in 2007. Class III consists of Frank J. Fertitta III and Lee S. Isgur, whose terms expire in 2005. At each annual meeting, the terms of one class of directors expire. Each director nominee is elected to the Board of Directors for a term of three years.

At the Annual Meeting, two directors are to be elected to serve until the 2008 Annual Meeting and until their successors are elected and qualified. Unless authority to vote for directors is withheld in the proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the election of the two nominees listed below. The persons designated as proxies will have discretion to cast votes for other persons in the event any nominee for director is unable to serve. At present, it is not anticipated that any nominee will be unable to serve.

The names and certain information concerning the persons to be nominated as directors by the Board of Directors at the Annual Meeting are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW.

Frank J. Fertitta III.   Mr. Fertitta has served as Chairman of the Board of the Company since February 1993 and Chief Executive Officer since July 1992. Mr. Fertitta also served as President of the Company from 1989 until July 2000. He has held senior management positions since 1985, when he was named General Manager of Palace Station. He was elected a director of the Company in 1986, at which time he was also appointed Executive Vice President and Chief Operating Officer.

Lee S. Isgur.   Mr. Isgur has served as a director of the Company since December 2003 and serves on the Audit and Governance and Compensation Committees. Mr. Isgur has been the Managing Partner of Corporate Counselors, a research and investment banking consulting firm, since 1997 and has served on the board of directors of eDiets since 1999, where he chairs the Audit and Compensation Committees. From 1994 to 1997, Mr. Isgur was a Managing Director of Jefferies & Company, an investment banking firm. Prior to that, he was a partner at Volpe Welty & Company, a research and investment banking firm.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the directors and executive officers of the Company. All directors hold their positions until their terms expire and until their respective successors are elected and qualified. Executive officers are elected by and serve at the discretion of the Board of Directors.

Name	Age	Position
Frank J. Fertitta III(*)	43	Chairman of the Board and Chief Executive Officer
Lorenzo J. Fertitta(*)	36	Vice Chairman of the Board and President
Glenn C. Christenson	55	Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer
William W. Warner	40	Executive Vice President and Chief Operating Officer
Scott M Nielson	47	Executive Vice President and Chief Development Officer
Richard J. Haskins	41	Executive Vice President, General Counsel and Secretary
Lee S. Isgur	67	Director
Lowell H. Lebermann, Jr	65	Director
Robert E. Lewis	59	Director
James E. Nave, D.V.M.	60	Director

(*)   Frank J. Fertitta III and Lorenzo J. Fertitta are brothers.

Set forth below are the Class I and Class II directors whose terms do not expire this year together with non-director executive officers of the Company, along with certain information regarding these individuals.

Lorenzo J. Fertitta.   Mr. Fertitta was appointed Vice Chairman of the Board of the Company in December 2003. Mr. Fertitta has served as President of the Company since July 2000 and has served as a director since 1991. Mr. Fertitta served as President and Chief Executive Officer of Fertitta Enterprises, Inc. from June 1993 to July 2000, where he was responsible for managing an investment portfolio consisting of marketable securities and real property. From 1991 to 1993, he served as Vice President of the Company. Mr. Fertitta currently serves as Chairman of the Nevada Resort Association and serves as a director of the American Gaming Association. Mr. Fertitta served as a commissioner on the Nevada State Athletic Commission from November 1996 until July 2000.

Lowell H. Lebermann, Jr.   Mr. Lebermann has served as a director of the Company since October 1993 and is Chairman of the Governance and Compensation Committee and serves on the Audit Committee. He is Chairman of Centex Beverage, Inc., a wholesale distributor of Miller beer and imported beverages. He is a director of Patton Medical, Inc. and DoggettData, Inc., of Austin, Texas. He is a former director of Valero Energy Corporation, San Antonio and of Franklin Federal Bancorp, Austin (acquired by Norwest) and founding member of the board of directors of the Texas Workers’ Compensation Fund. From 1993 to 1999, he was a member of the Board of Regents of The University of Texas System. He was a Council Member on the Austin City Council from 1971 to 1977.

Robert E. Lewis.   Mr. Lewis has served as a director of the Company since May 2004 and serves on the Audit and Governance and Compensation Committees. Mr. Lewis has served as president of the Nevada Division of Lewis Operating Corp. since December 1999. Mr. Lewis became the president of the Nevada Region of Kaufman and Broad Home Corporation upon the merger of Lewis Homes Management Corp. and Kaufman and Broad Home Corporation in January 1999. He served in that capacity until December 1999. Prior to the merger, Mr. Lewis ran the Nevada operation of the Lewis Homes group of companies and its affiliates for 25 years. He has served as a director for the National Association of Home Builders and as a director and President of the Southern Nevada Home Builders Association. Mr. Lewis is also on the Executive Committee and served as Secretary and Legislative Chairman for the Nevada Development Authority, he is a Past Chairman of the Las Vegas District Council of the Urban Land Institute and serves on the Clark County Community Growth Task Force.

James E. Nave, D.V.M.   Dr. Nave has served as a director of the Company since March 2001, is chairman of the Audit Committee and serves on the Governance and Compensation Committee. Dr. Nave has been an owner of the Tropicana Animal Hospital since 1974 and has been the owner and manager of multiple veterinary hospitals since 1976. Dr. Nave has also served on the board of directors of Bank West of Nevada since 1994, where he also serves as Chairman of the Site Committee. Dr Nave has served on the board of directors of Western Alliance Bancorporation since 2003, where he also serves as Chairman of the Investment Committee and as a member of the Audit Committee. Dr. Nave is also the Globalization Liaison Agent for Education and Licensing for the American Veterinary Medical Association and is Chairperson of the National Commission for Veterinary Economics Issues. In addition, Dr. Nave is a member and past President of the Nevada Veterinary Medical Association, the Western Veterinary Conference and the American Veterinary Medical Association. He is also a member of the Clark County Veterinary Medical Association, the National Academy of Practitioners, the American Animal Hospital Association and the Executive Board of the World Veterinary Association. Dr. Nave was a member of the University of Missouri, College of Veterinary Medicine Development Committee from 1984 to 1992. He was also a member of the Nevada State Athletic Commission from 1988 to 1999 and served as its chairman from 1989 to 1992 and from 1994 to 1996.

Glenn C. Christenson.   Mr. Christenson was appointed Chief Administrative Officer in March 1997 and has served as Executive Vice President of the Company since February 1994. From 1989 to 1993, he served as Vice President of the Company. He has served as Chief Financial Officer since 1989, as Treasurer since 1992 and as a director of the Company from 1993 to December 2003. Mr. Christenson is a Certified Public Accountant. From 1983 to 1989, he was a partner of the international accounting firm of Deloitte Haskins & Sells (now Deloitte & Touche), where he served as partner-in-charge of audit services for the Nevada practice and National Audit partner for the Hospitality Industry. Mr. Christenson has served on the board of directors of the Nevada Resort Association and was Chairman of the Nevada Resort Association’s IRS Liaison Committee. He currently serves as a director of Nevada Community Bank and is a member of its Audit Committee. He is a member of the Board of Trustees of the Nevada Development Authority and is a member of the board of directors for the Nevada State College Foundation Board, the National Center for Responsible Gaming and the Problem Gambling Center.

Scott M Nielson.   Mr. Nielson was appointed Chief Development Officer of the Company in July 2004 and has been an Executive Vice President of the Company since June 1994. He served as Chief Legal Officer from March 2002 to July 2004 and General Counsel from 1991 to March 2002. In 1992, he was appointed Secretary of the Company and served in that position until July 2004. From 1991 through June 1994, he served as Vice President of the Company. From 1986 to 1991, Mr. Nielson was in private legal practice as a partner in the Las Vegas firm of Schreck, Jones, Bernhard, Woloson & Godfrey (now Schreck Brignone), where he specialized in gaming law and land use planning and zoning. Mr. Nielson is a member of the American Bar Association, the Nevada Bar Association and the International Association of Gaming Attorneys.

William W. Warner.   Mr. Warner was appointed Chief Operating Officer of the Company in July 2004 and has been an Executive Vice President of the Company since March 2002. He served as Chief Development Officer from March 2002 to July 2004, Vice President of Finance of the Company from January 1996 to March 2002 and Director of Finance from August 1993 to January 1996.

Richard J. Haskins.   Mr. Haskins was appointed Executive Vice President and Secretary of the Company in July 2004 and has served as General Counsel of the Company since April 2002. He previously served as Assistant Secretary from September 2003 to July 2004, as Vice President and Associate General Counsel from November 1998 to March 2002, and as General Counsel of Midwest Operations from November 1995 to October 1998. From 1990 to October 1995, Mr. Haskins was in private legal practice, most recently as a partner in the Kansas City, Missouri law firm of Rose Brouillette & Shapiro P. C.

Mr. Haskins is a member of the American Bar Association, the Kansas Bar Association, the Missouri Bar Association and the Nevada Bar Association.

Meetings of the Board of Directors

The Board of Directors met 12 times during 2004. The Board of Directors has a standing Audit Committee and Governance and Compensation Committee. Each committee is comprised solely of independent directors. None of the members of the Board of Directors attended less than 75% of the meetings of the Board of Directors held, or of the total number of meetings held by all committees of the Board of Directors on which various members served during 2004. On December 1, 2004, Blake L. Sartini resigned as a member of the Board of Directors. The current members of each of the Board of Directors’ committees are listed below.

All of the members of the Board of Directors were in attendance at the 2004 annual stockholders’ meeting, which included Frank J. Fertitta III, Lorenzo J. Fertitta, Dr. James E. Nave, Lowell H. Lebermann and Lee S. Isgur. It is the Company’s policy that all members of the Board of Directors are expected to attend the annual stockholders’ meeting.

Director Independence

The Board of Directors has determined that each of Messrs. Lebermann, Nave, Isgur and Lewis are independent directors (as independence is defined in Sections 303.01 (B)(2)(a) and 3 of the New York Stock Exchange (“NYSE”) Listing Standards). As part of its analysis, the Board of Directors determined that none of Messrs. Lebermann, Nave, Isgur or Lewis has a direct or indirect material relationship with the Company.

Executive Sessions of Non-Management Directors

In order to promote open discussion among the non-management directors, the Board of Directors intends to schedule executive sessions, at least four times each year, in which those directors meet without management participation. The Chairman of each executive session will rotate between the chairpersons of the Company’s Audit Committee and Governance and Compensation Committee, depending upon the primary subject matter of the meeting. During 2004, the non-management directors met 6 times without management participation following Audit Committee or Compensation and Governance Committee meetings.

The Audit Committee

The Board of Directors has a separately designated standing Audit Committee that was established in accordance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934. The current members of the Audit Committee are James E. Nave, D.V.M., Chairman, Lowell H. Lebermann, Jr., Lee S. Isgur and Robert E. Lewis. Ms. Boggs McDonald served as a member of the Audit Committee prior to her resignation from the Board of Directors in March 2004. During 2004, the Audit Committee met 9 times.

The Audit Committee, comprised solely of independent directors (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE listing standards), meets periodically with the Company’s independent auditors, management, internal auditors and legal counsel to discuss accounting principles, financial and accounting controls, the scope of the annual audit, internal controls, regulatory compliance and other matters. The Audit Committee also advises the Board of Directors on matters related to accounting and auditing and selects the Company’s independent auditors. The independent auditors and the internal auditors have complete access to the Audit Committee without management present to discuss results of their audit and their opinions on adequacy of internal controls, quality of financial reporting and other accounting and auditing matters. The responsibilities of the Audit Committee are outlined in a written charter, which is available on the Company’s website at www.stationcasinos.com. Printed copies are also available upon request directed to the Company’s Corporate Secretary.

Audit Committee Financial Expert

The Board of Directors has determined that all Audit Committee members are financially literate under the current listing standards of the NYSE. The Board of Directors also determined that Lee S. Isgur qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

The Governance and Compensation Committee

In April 2004, the Board of Directors changed the name of the Human Resources Committee to the Governance and Compensation Committee and expanded the responsibilities of the Committee to include matters relating to the nomination of directors and corporate governance policies in addition to compensation matters. The current members of the Governance and Compensation Committee are Lowell H. Lebermann, Jr., Chairman, James E. Nave, D.V.M., Lee S. Isgur and Robert E. Lewis. Ms. Boggs McDonald served as a member of the Governance and Compensation Committee prior to her resignation from the Board of Directors in March 2004.

The Governance and Compensation Committee, currently comprised solely of independent directors (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE listing standards), reviews and takes action regarding terms of compensation, employment contracts and pension matters that concern officers and key employees of the Company. The Governance and Compensation Committee also reviews and takes action regarding grants of stock options and restricted shares to employees. The Governance and Compensation Committee is also responsible for matters concerning the nomination of directors and corporate governance policies. The Governance and Compensation Committee also evaluates and recommends candidates for election as directors, makes recommendations concerning the size and composition of the Board of Directors, implements the Company’s corporate governance policies and assesses the effectiveness of the Board of Directors. The Governance and Compensation Committee met 17 times during 2004. The responsibilities of the Governance and Compensation Committee are outlined in a written charter, which is available on the Company’s website at www.stationcasinos.com. Printed copies are also available upon request directed to the Company’s Corporate Secretary.

In evaluating and determining whether to nominate a candidate for a position on the Company’s Board of Directors, the Committee will consider the criteria outlined in the Company’s corporate governance policy, which include high professional ethics and values, relevant management experience and a commitment to enhancing stockholder value. In evaluating candidates for nomination, the Committee utilizes a variety of methods. The Company regularly assesses the size of the Board of Directors, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board of Directors. Candidates may come to the attention of the Committee from current Board of Directors members, stockholders, professional search firms, officers or other persons. The Committee will review all candidates in the same manner regardless of the source of the recommendation. The Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted. Any stockholder recommendations which are submitted under the criteria summarized above should include the candidate’s name and qualifications for Board of Directors membership, which must be submitted no later than ninety (90) days prior to the anniversary of the prior annual meeting and should be addressed to:

Corporate Secretary
Station Casinos, Inc.
2411 West Sahara Avenue
Las Vegas, Nevada 89102

The notice must include all of the information required by the Bylaws, including but not limited to the candidate’s name, age, business address, residence address, principal occupation or employment, the number of shares of the Company’s common stock beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law.

Compensation of Directors

Directors who are not directly or indirectly affiliated with the Company receive a monthly fee of $4,167, a fee of $1,500 for each board meeting attended, $1,500 for each committee meeting attended and the committee chairman receives an additional $1,000 for each committee meeting attended. Such directors are granted 7,500 shares of restricted stock upon their nomination to the Board of Directors and are granted an additional 5,000 shares of restricted stock annually. All of the restricted stock grants made to such directors vest equally over five years. All directors are reimbursed for expenses connected with attendance at meetings of the Board of Directors. All directors are eligible to participate in the Stock Compensation Program. See “Stock Compensation Program” as described hereinafter.

Governance and Compensation Committee Interlocks and Insider Participation

The current members of the Governance and Compensation Committee are Lowell H. Lebermann, Jr., Chairman, James E. Nave, D.V.M., Lee S. Isgur and Robert E. Lewis. Ms. Boggs McDonald served as a member of the Governance and Compensation Committee prior to her resignation from the Board of Directors in March 2004. Each person is an independent director (as independence is defined in Sections 303 01(B)(2)(a) and (3) of the NYSE listing standards) of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s common stock to file reports of ownership on Forms 3, 4 and 5 with the Commission. Executive officers, directors and 10% stockholders are required by the Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its executive officers, directors and greater than 10% beneficial owners complied with all of the filing requirements applicable to them with respect to transactions during 2004, with the exception of one Form 4 transaction for each of Messrs. Lebermann, Nave, Isgur and Lewis in which grants of restricted shares on December 8, 2004 were not reported until February 14, 2005 on their respective Form 5’s.

Legal Proceedings Involving Directors, Officers, Affiliates or Beneficial Owners

No director, officer, affiliate or beneficial owner of the Company, or any associate thereof, is a party adverse to the Company or any of its subsidiaries in any lawsuit nor has a material adverse interest to the Company.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of its directors, officers (including its chief executive officer and chief financial officer) and employees. The Code of Ethics and any waivers or amendments to the Code of Ethics are available on the Company’s website at www.stationcasinos.com. Printed copies are also available upon request directed to the Company’s Corporate Secretary.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines that are available on its website at www.stationcasinos.com. Printed copies are also available upon request directed to the Company’s Corporate Secretary.

Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors, including the non-management directors, by sending a letter to the Station Casinos, Inc. Board of Directors c/o Corporate Secretary, 2411 W. Sahara Ave, Las Vegas, Nevada 89102. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit the correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table sets forth, as of February 28, 2005, certain information regarding the shares of common stock beneficially owned by each stockholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of common stock (solely based on information reported on Forms 13G filed with the Securities and Exchange Commission), by each director and named executive officer and by all executive officers and directors as a group.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)(2)	Currently Owned(3)	Acquirable Within 60 days	Percent of Class
Frank J. Fertitta III	5,914,103	45,000	8.7
Lorenzo J. Fertitta	4,749,615	30,000	7.1
Blake L. Sartini (4)	3,847,973	—	5.7
Delise F. Sartini (4)	3,790,775	—	5.6
FMR Corp (5)	4,393,210	—	6.5
Morgan Stanley (6)	3,968,357	—	5.9
Scott M Nielson (7)	732,092	10,000	1.1
Glenn C. Christenson (8)	406,080	15,000	*
William W. Warner (9)	310,797	20,000	*
Richard J. Haskins	121,130	10,000	*
Lowell H. Lebermann, Jr	56,750	—	*
James E. Nave, D.V.M.	40,000	—	*
Lee S. Isgur (10)	19,500	—	*
Robert E. Lewis	12,500	—	*
Executive Officers and Directors as a Group (10 persons)	12,362,567	130,000	18.1

     *    Less than one percent

  (1)    Of the total number of shares reported in this table, the following are the approximate number of vested stock options beneficially owned by each individual in the table: Frank J. Fertitta III 964,500; Scott M Nielson 294,999; Richard J. Haskins 13,000, Lowell H. Lebermann, Jr. 41,250 and James E. Nave, D.V.M. 30,000. Of the total number of shares reported in this table, 235 shares beneficially owned by Mr. Warner are held by the Company’s 401(k) Plan.

  (2)    The address of each of the stockholders named in this table other than FMR Corp. and Morgan Stanley is: c/o Station Casinos, Inc., 2411 West Sahara Avenue, Las Vegas, Nevada 89102.

  (3)    Unless otherwise indicated in the footnotes to this table and subject to the community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned.

  (4)    Reflects 3,508,372 shares in which beneficial ownership is shared by Blake and Delise Sartini. Blake and Delise Sartini do not, however, share beneficial ownership of certain shares owned by Mr. Sartini or family trusts in which Mr. Sartini is trustee and shares of stock owned by family trusts of which Delise Sartini is trustee and thus have different total ownership figures.

  (5)    The address of FMR Corp is 82 Devonshire Street, Boston, MA 02109 and the SEC filing date is February 14, 2005.

  (6)    The address of Morgan Stanley is 1221 Sixth Avenue, 5th Floor, New York, NY 10020 and the SEC filing date is February 15, 2005.

  (7)    Includes 22,600 shares owned by Mr. Nielson who shares voting and investment power with his wife and 60,300 shares in which his wife has sole voting and investment power.

  (8)    Includes 105,030 shares owned by Mr. Christenson who shares voting and investment power with his wife.

  (9)    Includes 19,674 shares owned by Mr. Warner who shares voting and investment power with his wife.

(10)    Includes 2,000 shares owned by Mr. Isgur who shares voting and investment power with his wife.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer of the Company and to each of the most highly compensated executive officers of the Company (other than the Chief Executive Officer) (collectively, the “Executive Officers”), for services rendered to the Company in all capacities during the years ended December 31, 2004, 2003 and 2002.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Period	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Awards ($)(4)	Securities Underlying Options(#)		All Other Compensation ($)(6)
Frank J. Fertitta III	2004	1,541,154	3,150,000	87,882	14,280,000	—		230,228
Chairman of the Board	2003	1,385,500	1,775,313	219,061	2,845,301	—		38,115
and Chief Executive	2002	1,144,000	858,000	191,770	—	1,125,000	(5)	229,522
Officer
Lorenzo J. Fertitta	2004	1,126,731	1,725,000	333,333	14,280,000	—		56,217
Vice Chairman of the	2003	975,500	1,012,875	—	1,850,029	—		11,056
Board and President	2002	748,000	523,600	—	—	148,500	(5)	43,595
William W. Warner	2004	668,269	700,000	—	9,520,000	—		60,815
Executive Vice President	2003	552,885	406,250	250,000	809,409	—		28,182
and Chief Operating	2002	418,000	250,800	—	695,000	200,000		23,622
Officer
Glenn C. Christenson	2004	715,192	730,000	—	4,760,000	—		22,509
Executive Vice President,	2003	661,654	451,750	—	900,056	—		1,675
Chief Financial Officer,	2002	572,000	343,200	—	—	—		337,612
Chief Administrative
Officer and Treasurer
Scott M Nielson	2004	612,308	625,000	—	4,760,000	—		59,662
Executive Vice President	2003	544,731	386,750	—	798,924	—		28,120
and Chief Development	2002	440,000	264,000	—	—	—		28,797
Officer
Stephen L. Cavallaro(7)	2004	975,384	900,000	—	—	—		52,900
Executive Vice President	2003	759,231	520,000	—	1,035,875	—		55,425
and Chief Operating	2002	700,000	420,000	—	—	—		35,770
Officer

(1)    For the years ended December 31, 2004, 2003 and 2002, amounts include salary deferred under the Company’s Deferred Compensation Plan of $100,240, $82,933 and $55,677 for Mr. Warner, $61,231, $27,237 and $44,000 for Mr. Nielson and $42,885, $37,962 and $0 for Mr. Cavallaro.

(2)    Amounts shown are the bonus amounts earned for the years without consideration as to the year of payment.  For the year ended December 31, 2004, amounts include bonuses deferred, which are expected to be paid in 2006 for a total of $1,575,000 for Mr. Frank Fertitta III, $862,500 for Mr. Lorenzo Fertitta, $350,000 for Mr. Warner, $365,000 for Mr. Christenson and $312,500 for Mr. Nielson. For the year ended December 31, 2003, amounts include bonuses deferred, which will be paid in equal installments in 2005 and 2006 for a total of $1,214,688 for Mr. Frank Fertitta III, $629,625 for Mr. Lorenzo Fertitta, $218,750 for Mr. Warner, $243,250 for Mr. Christenson and $208,250 for Mr. Nielson. In addition, a portion of the bonus earned for the year ended December 31, 2003 was paid with the issuance of restricted stock. The value and amounts of these restricted stock awards are included in the Long-Term Compensation—Restricted Stock Awards column. For the years ended December 31, 2004, 2003 and 2002, amounts include bonuses deferred under the Company’s Deferred Compensation Plan of $31,250, $18,750 and $25,080 for Mr. Warner, $52,500, $153,213 and $132,000 for Mr. Nielson and $0, $12,000 and $0 for Mr. Cavallaro. Pursuant to the terms of his Separation Agreement with the Company, the bonus earned by Mr. Cavallaro for the year ended December 31, 2004, together with the previously deferred portion of his bonus for the year ended December 31, 2003 of $280,000, were paid in full by the Company.

(3)    For the years ended December 31, 2004, 2003 and 2002, perquisites and personnel benefits included expenses paid by the Company for country club membership and physical fitness programs and for personal use of the Company’s transportation for Mr. Frank Fertitta. For the years ended December 31, 2004, 2003 and 2002, perquisites and personnel benefits did not exceed the lessor of $50,000 or 10% of the total annual salary and bonus reported for Messrs. Lorenzo Fertitta, Warner, Christenson, Nielson and Cavallaro. In April 2003, Mr. Warner received a payment pursuant to his Long-Term Stay-On Performance

Incentive Agreement. In July 2004, Mr. Lorenzo Fertitta received a payment pursuant to his Long-Term Stay-On Performance Incentive Agreement.

(4)    Awards of restricted stock were granted in 2004 pursuant to the Company’s Stock Compensation Program. The number of shares awarded to Messrs. Frank Fertitta III, Lorenzo Fertitta, Warner, Christenson and Nielson in 2004 was 300,000, 300,000, 200,000, 100,000 and 100,000, respectively. The restricted stock awards granted in 2004 vest in equal installments over ten years from the date of grant. Awards of restricted stock were granted in 2003 pursuant to the Company’s Stock Compensation Program. The number of shares awarded to Messrs. Frank Fertitta III, Lorenzo Fertitta, Warner, Christenson and Nielson in 2003 was 53,445, 40,000, 19,360, 21,528 and 19,360, respectively. In addition, awards of restricted stock were granted for the partial payment of bonus earned in the year ended December 31, 2003 to Messrs. Frank Fertitta III, Lorenzo Fertitta, Warner, Christenson and Nielson in the amounts of 37,479, 19,427, 6,749, 7,505 and 6,425, respectively. All of the shares granted or earned in 2003 vest in equal installments over five years from the date of grant. Awards of restricted stock were granted in 2002 pursuant to the Company’s Stock Compensation Program. Mr. Warner was awarded 50,000 shares in 2002, which all vest five years from the date of grant. The restricted stock award to Mr. Cavallaro in 2003 was for the partial payment of bonus earned in the year ended December 31, 2003, which stock award was to vest over five years. Pursuant to the terms of his  Separation Agreement with the Company, this restricted stock award was cancelled and he was paid the cash equivalent of $280,000. As of December 31, 2004, the total number of unvested shares of restricted stock held or earned by Messrs. Frank Fertitta III, Lorenzo Fertitta, Warner, Christenson and Nielson and the value of such shares as of the close of trading on such date, was 710,235, 516,427, 292,237, 244,728 and 216,913, and $38,835,650, $28,238,228, $15,979,519, $13,381,727 and $11,860,803, respectively. Dividends are payable when declared on restricted stock in the same manner and to the same extent as dividends are payable on other shares of common stock.

(5)    For the year ended December 31, 2002, the number of shares represented are not a new grant of stock options. These amounts are a result of extending the expiration date on existing options from May of 2003 to July of 2012. These options vested over two years.

(6)    These amounts represent premiums for life and disability insurance policies provided by the Company, the Company’s matching contribution to the Executive Officers’ Deferred Compensation Plan for the Executive’s account. For the year ended December 31, 2002, these amounts include split-dollar life insurance premiums. The policy premiums are returned to the Company through the cash surrender value upon termination of the agreement or in the form of death benefit proceeds. The split-dollar life insurance agreements were terminated on December 31, 2003 and the Company received the cash surrender value in 2004.

(7)    Mr. Cavallaro resigned as Chief Operating Officer of the Company, effective July 12, 2004, and resigned as Executive Vice President of the Company, effective December 30, 2004.

Options Granted in 2004

The Executive Officers receive options pursuant to the Stock Compensation Program described elsewhere in this Proxy Statement. The material terms of that program related to recipients, grant timing, number of options, option price and duration are determined by the Program Administrators (as defined herein), subject to certain limitations. There were no options, stock appreciation rights or Long-Term Incentive Plan awards granted or made to any of the Executive Officers in 2004.

2004 Option Values

The following table provides information related to options to purchase common stock held by the Executive Officers at December 31, 2004.

AGGREGATED OPTION EXERCISES IN 2004 AND
THE 2004 OPTION VALUES

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at December 31, 2004(#)		Value of Unexercised in-the-money Options at December 31, 2004($)(1)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Frank J. Fertitta III	2,375,500	75,364,208	964,500	350,000	39,903,581	15,642,000
Lorenzo J. Fertitta	779,500	30,503,210	145,000	770,000	6,581,225	32,952,600
William W. Warner	293,100	9,779,877	30,000	220,000	1,382,400	9,285,600
Glenn C. Christenson	169,845	4,225,364	55,001	110,000	2,434,064	4,906,800
Scott M Nielson	260,000	10,085,550	319,999	80,000	14,651,061	3,578,400

(1)          Options are “in-the-money” if, on December 31, 2004, the market price of the common stock ($54.68) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the common stock covered by the options on December 31, 2004, and the aggregate exercise price of such options.

EQUITY COMPENSATION PLAN INFORMATION

The following table lists all equity compensation plans that provide for the award of the Company’s securities or the grant of options as of December 31, 2004:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	3,322,000	$11.59	417,874
Equity compensation plans not approved by stockholders (a)	630,700	$13.92	39,002
Total	3,952,700	$11.96	456,876

(a)           On December 7, 1999, the Board of Directors approved the 1999 Stock Compensation Program which includes (i) the 1999 Compensatory Stock Option Plan, which provides for the majority of the grants of nonqualified stock options to employees who are not officers or directors of the Company and, (ii) the 1999 Share Plan which grants shares of the Company’s common stock to employees based on their length of service with the Company and grants restricted shares of common stock. A maximum of 2,500,000 shares of common stock has been reserved for issuance under the 1999 Stock Compensation Program.

Employment Agreements

The Company entered into employment agreements dated as of May 20, 2003 with Frank J. Fertitta III, Lorenzo J. Fertitta, Glenn C. Christenson, William W. Warner and Scott M. Nielson (the “Employment Agreements”). Pursuant to the terms of the Employment Agreements, Frank Fertitta III has agreed to serve as the Chief Executive Officer of the Company and Chairman of the Board, Lorenzo Fertitta has agreed to serve as President of the Company and Vice Chairman of the Board, Mr. Warner has agreed to serve as Executive Vice President and Chief Operating Officer of the Company, Mr. Christenson has agreed to serve as the Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer of the Company and Mr. Nielson has agreed to serve as Executive Vice President and Chief Development Officer of the Company. All of the Employment Agreements terminate on May 20, 2008, but are subject to automatic 5-year extensions unless the Company or the Executive Officer who is party thereto gives notice at least one year prior to the end of the then-current term or unless the Employment Agreement is otherwise terminated pursuant to the terms of such agreement. The Employment Agreements provide that the Executive Officers shall devote reasonable time and attention to the business and affairs of the Company. Frank Fertitta III and Lorenzo Fertitta’s Employment Agreements do not prohibit them from engaging in any business or assisting any other entity in competition with the Company during the term of their employment or at any time thereafter.

Each Employment Agreement provides for a base salary (to be reviewed annually for increase but not decrease), an annual cash bonus in an amount determined based on achievement of predetermined goals set by the Governance and Compensation Committee of the Board of Directors, and the inclusion of the Executive Officer in all benefit plans and programs of the Company made available to the Company’s Executive Officers or salaried employees generally. The Executive Officers’ current annual base salaries under the Employment Agreements are as follows: $1,875,000 for Frank Fertitta III, $1,450,000 for Lorenzo Fertitta, $1,000,000 for Mr. Warner, $850,000 for Mr. Christenson and $800,000 for Mr. Nielson. The Executive Officers are also entitled to certain other benefits and perquisites in addition to those made available to Company management generally. These other benefits include participation in the Supplemental Executive Retirement Plan in the case of Frank Fertitta III and Lorenzo Fertitta, and participation in the Supplemental Management Retirement Plan in the case of Messrs. Christenson, Warner and Nielson, participation in the Company’s Special Long-Term Disability Plan, group health insurance coverage through the Company’s Exec-U-Care Medical Plan and supplemental life insurance in the following amounts: not less than $70 million aggregate coverage for Frank Fertitta III, $35 million for Lorenzo Fertitta, $4 million for Mr. Warner, $7.5 million for Mr. Christenson and $7.5 million for Mr. Nielson. Lorenzo Fertitta and Messrs. Christenson, Warner and Nielson also participate in the Company’s Long-Term Stay-On Performance Incentive Plan.

In the event that an Executive Officer is terminated as a result of his death or Disability (as defined in his Employment Agreement), he or his legal representative will receive all salary due to the Executive Officer under his Employment Agreement as of the date of his death or Disability, and, in the case of Frank Fertitta III and Lorenzo Fertitta, his then current salary for 24 months. In addition, each Executive Officer will receive any awarded but unpaid annual bonus and a pro-rated bonus for the year of death or Disability, plus, in the event of death, payment of any deferred compensation, and, in the event of Disability, immediate vesting of any deferred compensation or bonuses, and in the case of Frank Fertitta III and Lorenzo Fertitta, immediate vesting of restricted stock and unvested stock options and continuation of health and welfare benefits for 60 months. In the event an Executive Officer (other than Frank Fertitta III and Lorenzo Fertitta) is terminated without Cause (as defined in his Employment Agreement), other than due to death or Disability, prior to a Change in Control (as defined in his Employment Agreement), the Executive Officer will receive a payment equal to three times 160% of such Executive Officer’s base salary, a portion of which is conditioned upon the Executive Officer not engaging in certain competitive acts. In the event of Frank Fertitta III’s termination without Cause or for Good

Reason (as defined in Frank Fertitta III’s Employment Agreement) prior to a Change in Control, he will receive a payment equal to four times 220% of his base salary. If Lorenzo Fertitta is terminated without Cause prior to a Change in Control, he will receive a payment equal to three times 190% of his base salary. If any Executive Officer (other than Frank Fertitta III or Lorenzo Fertitta) is terminated without Cause, other than due to death or Disability, prior a Change in Control, he will also receive any bonus awarded but not yet paid, any deferred compensation, 180 days to exercise all vested options, and continuation of health and welfare benefits for 36 months. If the employment of Frank Fertitta III or Lorenzo Fertitta is terminated without Cause or for Good Reason (in the case of Frank Fertitta III only) prior to a Change in Control, he will receive any bonus awarded but not yet paid, any deferred compensation, continuation of health and welfare benefits for 60 months and immediate vesting of all restricted stock and unvested stock options and the ability to exercise the vested options for the remaining term of such stock options.

Immediately upon the occurrence of a Change in Control, the Executive Officers will be entitled to immediate vesting of all restricted stock, stock options, phantom stock units and stock appreciation rights and each of Frank Fertitta III and Lorenzo Fertitta will also be entitled to (i) minimum annual salary increases of at least 5%, (ii) annual bonuses of at least 120% of base salary in the case of Frank Fertitta III and 90% of base salary in the case of Lorenzo Fertitta, (iii) immediate vesting and payout of all amounts awarded under the long-term stay-on performance incentive agreement (in the case of Lorenzo Fertitta only), (iv) a lump-sum payment equal to the economic equivalent of such Executive Officer receiving payments under the Supplemental Executive Retirement Plan (the “SERP”) for a period of fifteen years (with such amount determined as if the Executive Officer were immediately eligible for early retirement under the SERP as of the termination date without penalty for early retirement), and (v) continued funding of life insurance policies. Additionally, if the employment of any Executive Officer (other than Frank Fertitta III or Lorenzo Fertitta) is terminated following a Change in Control, either by the Company without Cause, by the Executive Officer for Good Reason (as defined in his Employment Agreement) or by the Executive Officer without Good Reason within 90 days following the first anniversary of a Change in Control, the Executive Officer will be entitled to a payment equal to the greater of three times 160% of his base salary at the time of the Change in Control or at the time of termination, a pro-rata bonus, immediate vesting and payout of all shares or cash awarded under the Long-Term Stay-On Performance Incentive Plan (except in the event of a termination by the Executive Officer without Good Reason within 90 days following the first anniversary of a Change in Control), immediate vesting of his supplemental retirement benefits under the Supplemental Management Retirement Benefits Plan, continued funding of life insurance policies, and continuation of medical insurance for 36 months. In the event that Frank Fertitta III or Lorenzo Fertitta’s employment is terminated following a Change in Control, either by the Company without Cause, by such Executive Officer with Good Reason or by such Executive Officer without Good Reason at any time following the first anniversary of a Change in Control, such Executive Officer will be entitled to receive, in the case of Frank Fertitta III, a payment equal to four times 220% of his base salary, and in the case of Lorenzo Fertitta, a payment equal to four times 190% of his base salary, a pro-rata bonus and continuation of medical insurance for 60 months.

If any payment or benefit paid or payable, or received or to be received, by or on behalf of the Executive Officer in connection with a Change in Control or the termination of the Executive Officer’s employment following a Change in Control, will be subject to the excise tax imposed by Section 4999 of the Code, the Employment Agreements provide that the Company will pay the Executive Officer an additional amount such that, after payment by the Executive Officer of all taxes, the Executive Officer retains an amount of such additional payment equal to the excise tax imposed on such payments and benefits paid or payable or received or to be received.

The Company entered into First Amendments to Employment Agreements with Glenn Christenson and Scott Nielson, effective as of July 13, 2004, which expand the scope of their non-competition obligations thereunder.

The Company also entered into First Amendments to Employment Agreements with Frank Fertitta III and Lorenzo Fertitta, effective as of January 21, 2005, which provide for a lump-sum payment to each of them under the SERP in the event of a Change in Control (as defined in their respective Employment Agreements). See “Supplemental Executive Retirement Plan” as described hereinafter.

Stock Compensation Program

The Company has adopted a Stock Compensation Program which includes (i) an Incentive Stock Option Plan under which incentive stock options are granted, (ii) a Compensatory Stock Option Plan under which nonqualified stock options are granted, (iii) a Restricted Share Plan under which restricted shares of common stock are granted, and (iv) a Non-employee Director Stock Option Plan under which nonqualified stock options are granted. The Company has also adopted the 1999 Stock Compensation Program (combined with the Stock Compensation Program (the “Programs”)), which includes (i) the 1999 Compensatory Stock Option Plan under which the majority of nonqualified stock options granted to employees who are not officers or directors of the Company and (ii) the 1999 Share Plan under which shares of common stock are granted to employees based on their length of service with the Company and restricted shares of common stock are granted. Officers, key employees, directors (whether employee or non-employee) and independent contractors or consultants of the Company and its subsidiaries are eligible to participate in the Programs. However, only employees of the Company and its subsidiaries are eligible to receive incentive stock options. Only non-employee directors are eligible to participate in the Non-employee Directors Stock Option Plan.

The Programs are administered by a committee of at least two non-employee directors (as defined in Rule 16b-3 of the Exchange Act (the “Program Administrators”)) appointed by the Board of Directors. The Board of Directors has designated the Governance and Compensation Committee as the Program Administrator. Subject to the provisions of the Programs, the Program Administrators have sole authority, in their absolute discretion to determine, except with regard to awards under the Non-employee Directors Stock Option Plan: (a) the individuals to whom options and restricted shares shall be granted under the Programs; (b) the time or times at which the options and restricted shares may be granted under the Programs; (c) the number of shares subject to each option and restricted share grant, the option price and the duration of each option granted under the Programs; and (d) all of the other terms and conditions of options and restricted shares granted under the Programs.

Under the Non-employee Directors Stock Option Plan, each non-employee director previously received options to acquire shares of common stock. In 2004, under the Restricted Share Plan, the non-employee directors received restricted shares in lieu of options under the Non-Employee Directors Stock Option Plan pursuant to the following formula: (a) 7,500 restricted shares of common stock that vest equally over five years upon the effective date of his or her initial appointment to serve as a member of the Board of Directors and (b) an additional 5,000 restricted shares of common stock per year that vest equally over five years. The previously issued options were exercisable immediately and expire on the tenth anniversary of the grant. The exercise price of the options is the fair market value of the shares at the time of the grant of the option. Non-employee directors are also eligible for discretionary option grants.

A maximum of 18,710,500 shares of common stock has been reserved for issuance under the Programs. As of December 31, 2004, options to purchase an aggregate of 3,952,700 shares of common stock under the Programs were outstanding, 1,972,850 of which were exercisable as of such date. The Programs will terminate ten (10) years from the date of adoption or ten (10) years from the date of extension, with respect to the Stock Compensation Program, unless terminated earlier by the Board of Directors, and no options or restricted shares may be granted under the Programs after such date.

Supplemental Executive Retirement Plan

Effective as of November 30, 1994, the Company adopted the Supplemental Executive Retirement Plan (the “SERP”), which is a defined benefit plan. On January 21, 2005, the Company amended the SERP (the “SERP Amendment”). The purpose of the SERP Amendment was to (i) increase the Early Retirement Date (as defined in the SERP) for participants from age 45 to age 50, (ii) increase the Normal Retirement Date (as defined in the SERP) for participants from age 55 to age 60, (iii) add the President of the Company as a participant, and (iv) include the average annual bonus (in addition to base salary) earned by participants for the three most recent fiscal years in determining Final Annual Compensation (as defined in the SERP). Table I below sets forth the total benefits payable to the Chief Executive Officer and the President as the sole participants in SERP (each, a “SERP Participant”). Amounts shown in Table I represent the annual benefits to which each the SERP Participant is entitled under the SERP.

TABLE I*

Remuneration($)	At Least 60 Years Old and 10 or More Years of Service
2,800,000	1,400,000
3,000,000	1,500,000
3,200,000	1,600,000
3,400,000	1,700,000
3,600,000	1,800,000
3,800,000	1,900,000

*                    Assumes normal retirement

Subject to the limitations set forth below, the SERP provides a monthly supplemental retirement benefit (the “SERP SRB”), in addition to any other qualified or non-qualified retirement plan of the Company, equal to one-twelfth of the product of (a) 50% and (b) the Chief Executive Officer’s Final Annual Compensation (as defined in the  SERP) of the SERP Participant, as determined under the SERP, as amended; provided, however, that for purposes of determining Final Annual Compensation, the average annual bonus shall be limited to a maximum amount equal to 100% of the product of (i) the Average Monthly Salary (as defined in the SERP), multiplied by (ii) twelve. Amounts shown in Table I represent the annual benefits to which each SERP Participant is entitled under the SERP, as amended, which amounts are then reduced by monthly benefits payable under all qualified and non-qualified defined benefit retirement plans of the Company. The amounts listed in Table I are not currently subject to any deductions for social security because the Company currently has no other defined benefit plans. Each SERP Participant will become vested in accrued SERP SRBs upon the later of (a) the attainment of age 50 and (b) the completion of ten years of service after the effective date of the plan, or, if a Change of Control (as defined in the SERP) occurs, the SERP Participants will become fully vested in the SERP SRB.

The SERP SRB is payable upon the later of the date on which the SERP Participant attains age 60 or the SERP Participant’s termination of employment. Alternatively, the SERP Participant may elect to commence receiving the SERP SRB upon the later of the date on which the SERP Participant attains age 50 or the SERP Participant’s termination of employment. In the event of such an early retirement election, the SERP SRB shall be reduced by 6% of such otherwise payable benefit for each year that the SERP Participant is less than age 60.

The SERP SRB payments will be made for no less than 15 years after the date on which the SERP Participant begins to receive payments; provided, however, that in the event of a Change of Control (as defined in the Employment Agreement of the SERP Participant), the SERP Participant will be entitled to receive, in lieu of any other payments under the SERP, a lump-sum payment of the economic equivalent of the SERP Participant receiving payments under the SERP for a period of 15 years (with such amount determined as if the SERP Participant were immediately eligible for retirement under the SERP without penalty for early retirement). If the SERP Participant dies after he becomes vested and prior to the date on which the SERP Participant begins to receive SERP SRB payments, the Company will pay a survivors benefit to the SERP Participant’s spouse equal to the amount that would have been payable to such spouse if the SERP Participant had commenced receiving the SERP SRB at age 60 in the form of a joint and 50% survivor annuity. The Company has no duty to set aside or invest any amounts under or in respect of the SERP. As of December 31, 2004, Frank J. Fertitta III has ten years of credited service under the SERP and Lorenzo Fertitta has four years of credited service under the SERP.

Supplemental Management Retirement Plan

Effective November 30, 1994, the Company adopted the Supplemental Management Retirement Plan (the “SMRP”), which is a defined benefit plan. Table II below sets forth the total benefits payable to Executive Officers (other than the Chief Executive Officer and the President) selected by the Governance and Compensation Committee to participate in the SMRP. Amounts shown in Table II represent the annual benefits to which the covered Executive Officers are entitled under the SMRP.

TABLE II*

Remuneration($)	At Least 60 Years Old and 10 or More Years of Service
550,000	220,000
650,000	260,000
750,000	300,000
850,000	340,000
950,000	380,000
1,050,000	420,000
1,150,000	460,000

*                    Assumes normal retirement

The SMRP provides a monthly supplemental retirement benefit (the “SMRP SRB”), in addition to any other qualified or non-qualified retirement plan of the Company, equal to one-twelfth of the product of (a) 40% and (b) the Executive Officer’s final annual compensation, as determined under the SMRP (equal to the amount reported as annual salary in the Summary Compensation Table), which amounts are then reduced by monthly benefits payable under all qualified and non-qualified defined benefit retirement plans of the Company. The amounts shown in Table II are not currently subject to any deductions for social security or other offset amounts because the Company currently has no other defined benefit plans. The Executive Officer will become vested in the accrued SMRP SRBs upon the later of (a) the attainment of age 55 and (b) the completion of ten years of service after the effective date of the plan, or, if a Change of Control (as defined in the SMRP) occurs, the Executive Officer will become fully vested in the SMRP SRB.

The SMRP SRB is payable upon the later of the date on which the Executive Officer attains age 60 or the Executive Officer’s termination of employment. Alternatively, the Executive Officer may elect to commence receiving the SMRP SRB upon the later of the date on which the Executive Officer attains age 55 or the Executive Officer’s termination of employment. In the event of such an early retirement election, the SMRP SRB shall be reduced by 6% of such otherwise payable benefit for each year that the Executive Officer is less than age 60.

The SMRP SRB payments will be made for no less than 15 years after the date on which the Executive Officer begins to receive payments. If the Executive Officer dies after becoming vested and prior to the date on which the Executive Officer begins to receive SMRP SRB payments, the Company will pay a survivor’s benefit to the Executive Officer’s spouse equal to the amount that would have been payable to such spouse if the Executive Officer had commenced receiving the SMRP SRB at age 60 in the form of a joint and 50% survivor annuity. The Company has no duty whatsoever to set aside or invest any amounts under or in respect to the SMRP. As of December 31, 2004, Mr. Christenson and Mr. Nielson have ten years of service credited under the SMRP and Mr. Warner has eight years of service credited under the SMRP.

Deferred Compensation Plan For Executives

The Deferred Compensation Plan For Executives (the “DCPE”), in effect as of November 30, 1994 and amended as of September 12, 2001, is a deferred compensation plan for Executive Officers whose base salaries are at a rate in excess of the amount specified in Section 401(a)(17) of the Code, and who are selected for participation by the Governance and Compensation Committee of the Board of Directors. Executive Officers may defer up to 50% of their regular base salary and 100% of any special and/or discretionary bonuses and receive a Company match of up to 10% of any base salary and bonus deferred under the plan. The Company has elected to match the first 5% of any base salary and bonus deferred under the plan for 2003, 2004 and 2005. Additionally, the Company may, in its sole discretion, credit supplemental contributions to an Executive Officer’s account. If the Executive Officer is terminated without cause or if a Change in Control (as defined in the DCPE) occurs prior to completion of five years of continuous service, any accrued balance existing under the matching and supplemental accounts becomes fully vested as of the date of such event. Hardship distributions are permitted under the plan in the event of an unforeseeable emergency, and will be limited to the amount shown to be necessary to meet the emergency.

Special Long-Term Disability Plan

The Special Long-Term Disability Plan provides disability benefits equal to a combined monthly benefit amount of 66% of the average of base salary plus bonus for the two plan years immediately preceding (but not including) the plan year in which the participant’s employment is terminated due to disability divided by twelve; provided, however, that the monthly benefit will be reduced by any benefit the participant receives from all other disability plans sponsored by the Company, if any. Benefits begin on the first day of the second month succeeding the month in which the participant’s termination of employment due to disability occurs. Individuals eligible to participate in the plan consist of the Executive Officers as chosen by the Governance and Compensation Committee of the Board of Directors from key executives nominated by the Chief Executive Officer. The Governance and Compensation Committee may, in its sole discretion, terminate the participation of any participant prior to the disability of such participant. Each of the Executive Officers is a participant in this plan.

Long-Term Stay-On Performance Incentive Plan

Mr. Lorenzo Fertitta entered into a Long-Term Stay-On Performance Incentive Agreement dated March 15, 2002, whereby the Company will pay him $1.0 million in cash in three equal installments on each of July 31, 2004, July 31, 2007 and July 31, 2010, provided that he will have been continuously employed with the Company through those respective dates. Mr. Warner entered into a Long-Term Stay-On Performance Incentive Agreement dated April 1, 2002, whereby the Company will pay him $250,000 in cash on each of April 1, 2003, 2005, 2007 and 2009, provided that he will have been continuously employed with the Company through those respective dates.

Limitation Of Liability And Indemnification Of Directors And Officers

The Company’s Articles of Incorporation eliminate liability of its directors and officers for damages for breach of fiduciary duty as directors and officers except to the extent otherwise required by the Nevada Revised Statutes (“NRS”) and in cases in which the breach involves intentional misconduct, fraud or a knowing violation of the law.

Sections 78.7502 and 78.751 of Chapter 78 of the NRS and the Bylaws contain provisions for indemnification of officers and directors of the Company and, in certain cases, employees and other persons. The Bylaws require the Company to indemnify such persons to the full extent permitted by Nevada law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal action, had no reasonable cause to believe was unlawful. Indemnification would cover expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement.

Section 78.752 of Chapter 78 of the NRS and the Bylaws also provide that the Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company maintains directors’ and officers’ liability insurance.

The Company has entered into indemnification agreements (the “Indemnification Agreements”) with each director and certain officers, employees and agents of the Company. Each Indemnification Agreement provides for, among other things: (i) indemnification to the fullest extent permitted by law for an indemnified party (the “Indemnitee”) unless it is determined, as provided in the Indemnification Agreement, that indemnification is not permitted under law; and (ii) prompt advancement of expenses to any Indemnitee in connection with his or her defense against any claim.

REPORT ON EXECUTIVE COMPENSATION1

This report is provided by the Governance and Compensation Committee of the Board of Directors to assist stockholders in understanding the Company’s objectives and procedures in establishing the compensation of the Company’s Chief Executive Officer and other executive officers. The Governance and Compensation Committee is responsible for (i) reviewing and approving all elements of the total compensation program for the Company, (ii) aligning the total compensation program with stockholders’ interests and the Company’s business strategy and (iii) assuring stockholders that the pay delivery programs are effective, responsible, and competitive when compared to similarly situated organizations.

Executive Compensation Program Philosophy and Objectives

The Governance and Compensation Committee’s primary objectives in setting compensation policies are to develop a program designed to attract and retain those individuals needed to successfully implement the Company’s strategy and to reward them relative to the Company’s performance. The Governance and Compensation Committee sets compensation policies to promote profitable growth and to retain highly talented, motivated individuals with a long-term vision for the Company. The Governance and Compensation Committee also seeks to align the financial interest of the Company’s executives with that of its stockholders. To achieve this goal, the Governance and Compensation Committee believes that a significant portion of the Company’s executives’ compensation should be “at risk” and tied to the achievement of annual and long-term corporate performance criteria. The Governance and Compensation Committee retains a nationally recognized human resources consulting firm to assist with the design, implementation and communication of the Company’s compensation program.

Base Salary

Base salaries are reviewed annually and may be adjusted based on an evaluation of the executive’s performance in conjunction with a review of compensation received by individuals holding similar positions at other organizations with similar scope of operations. For the year ended December 31, 2004, the Governance and Compensation Committee identified a group of casino and gaming companies (the “Peer Companies”) that it believes are the Company’s competition for executive level employees. As part of its strategy to attract and retain high quality executive employees, the Governance and Compensation Committee has established a policy to pay executive base salaries based on competitive base salaries paid by the Peer Companies, with the Company’s salaries being at or near the high end of the range. Actual salaries are determined based upon an assessment of the individual’s contribution and value to the organization and the competitive market for that position.

Annual Incentives

The Governance and Compensation Committee also sets executive compensation in a manner designed to make it dependent upon the performance of the Company. To create incentives for superior performance and to allow executives to share in the success of the Company, the Governance and Compensation Committee has made a portion of an executive’s compensation dependent upon the annual and long-term performance of the Company.

Annual incentive awards for the year 2004 performance were based upon the Company’s performance and assessments of the individual executive’s contribution to the success of the Company during 2004. The Governance and Compensation Committee targeted total cash compensation paid to the Company’s executives to pay for similar positions in the Peer Companies, with the Company’s total cash compensation

1                       Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act, this Report on Executive Compensation shall not be incorporated by reference in any such filings.

being at or near the high end of the range. Actual annual incentive payouts were adjusted for the Company’s performance and the individual’s contribution during the performance period.

The Governance and Compensation Committee has adopted an incentive program that makes a portion of the participant’s compensation dependent upon the annual performance of the Company and a portion dependent on achievement of superior individual performance in the event targets are not met. The purpose of this program is to focus each executive on the attainment of financial objectives that the Governance and Compensation Committee believes are primary determinants of the Company’s share price over time. Each year, specific cash flow and earnings per share goals are approved by the Governance and Compensation Committee under the program. To ensure that the award amounts under the program are competitive, target award amounts are set at the beginning of each performance period for each executive based upon comparable award amounts paid by the Peer Companies.  The amount of the target award is determined by comparison of actual earnings before interest, taxes, depreciation and amortization (“EBITDA”) versus the Company’s EBITDA goal. The actual award may vary from zero to 233% of the target award. The Governance and Compensation Committee has retained the ability to award a discretionary bonus.

Long-Term Incentives

The Company has provided stock-based incentives to its executives since its inception. The Governance and Compensation Committee attempts to give the Company’s executives a stake in the long-term success of the business and pay a considerable portion of such executives’ total compensation in stock in order to give the executives a long-term stake in the business and to align executives’ interests with those of the Company’s stockholders. These grants of stock options and restricted stock align the executive’s interests with the stockholder’s interests as the size of the executive’s reward is dependent on the Company’s stock performance. Grants made to the Company’s executives are based on the grant values for similar positions among the Peer Companies, with the Company’s grant values being at or near the high end of the range. The value of any stock option awards are estimated using the Black-Scholes option valuation model. Awards have generally been granted with 20% of the award vesting on each anniversary from the date of grant until fully vested. All of the restricted shares granted to the Company’s executives (excluding shares granted to such executives as part of their 2003 annual bonus) in the year ended December 31, 2004, a portion of the restricted shares granted to such executives in the year ended December 31, 2001 and all of the restricted shares granted to such executives in the year ended December 31, 1999, were granted with 10% of the award vesting on each anniversary from the date of grant until fully vested.

Other Executive Programs

The Company also maintains certain executive benefits and perquisites that are considered necessary to offer fully competitive opportunities to its executives. These include, but are not limited to, supplemental retirement arrangements, employment agreements, and change in control agreements. The details of these programs are explained under the “Executive Compensation” section of this proxy statement.

2004 Compensation for the Chief Executive Officer

The same philosophies described above for each executive position were used by the Governance and Compensation Committee to determine the compensation for Frank J. Fertitta III, the Chairman of the Board and Chief Executive Officer of the Company.

The Chief Executive Officer’s 2004 Base Salary

The Governance and Compensation Committee established Mr. Fertitta’s annual base salary for the year 2004 based upon a review of base salaries paid by the Peer Companies, together with an evaluation of the Company’s results in 2004.

The Chief Executive Officer’s 2004 Annual Incentive

The annual incentive earned by the Chief Executive Officer for the year 2004 performance was $3,150,000. Of that amount, 50% was paid in January 2005 and 50% is expected to be paid in January 2006. This annual incentive award reflects the Company’s performance and the Chief Executive Officer’s individual contribution to the Company as evaluated by the Governance and Compensation Committee for the year.

Limitation of Tax Deduction for Executive Compensation

Internal Revenue Code Section 162(m) prevents publicly traded companies from receiving a tax deduction on compensation paid to proxy-named executive officers in excess of $1 million in any taxable year, effective for compensation paid after 1993. The Governance and Compensation Committee believes that there will be approximately $15 million of non-deductible compensation in 2004. While the Governance and Compensation Committee is mindful of the provisions of Section 162(m), the Governance and Compensation Committee has the discretion to grant non-deductible compensation to proxy-named executive officers, depending upon the circumstances.

Respectfully Submitted,

Station Casinos, Inc.

Governance and Compensation Committee

Lowell H. Lebermann, Jr., Chairman

James E. Nave, D.V.M.

Lee S. Isgur

Robert E. Lewis

REPORT OF AUDIT COMMITTEE2

The Audit Committee of the Board of Directors developed a charter for the Committee that was approved by the Board of Directors. The Audit Committee has adopted a policy that requires advance approval of all audit-related, tax services and other services performed by the independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditors are engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting.

In conjunction with its activities during the Company’s year, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management of the Company. The members of the Audit Committee have also discussed with the Company’s independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received from the Company’s independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the independent auditors’ independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the Company’s year ended December 31, 2004.

Audit Committee
James E. Nave, D.V.M., Chairman
Lowell H. Lebermann, Jr.
Lee S. Isgur
Robert E. Lewis

2                       Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act, this Report of Audit Committee shall not be incorporated by reference in any such filings.

Auditor Fees and Services

On September 29, 2003, the Company dismissed its certifying accountant, Deloitte & Touche LLP, and appointed Ernst & Young LLP. Deloitte & Touche performed the review of the Company’s March 31, 2003 and June 30, 2003 consolidated financial statements prior to their dismissal. Deloitte & Touche’s reports on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, nor was their opinion qualified or modified as to uncertainty, audit scope or accounting principles. The Company’s decision to change its certifying accountants was recommended and approved by the Audit Committee and the Board of Directors. During the periods audited by Deloitte & Touche, there were no disagreements between them and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure. During the periods audited by Deloitte & Touche, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC). On October 6, 2003, Deloitte & Touche furnished the Company with a letter addressed to the SEC stating that they agree with the statements above. A copy of the letter was included as an exhibit to the Company’s Current Report on Form 8-K dated September 29, 2003.

In addition to performing the audit of the Company’s consolidated financial statements for the years ended December 31, 2003 and 2004, Ernst & Young also performed reviews of the Company’s consolidated financial statements for the periods ended September 30, 2003, March 31, 2004, June 30, 2004 and September 30, 2004 and various other services during 2003 and 2004 (including services incurred under Section 404 of the Sarbanes-Oxley Act of 2002). The aggregate fees billed for 2004 and 2003 for each of the following categories of services are set forth below:

	Ernst & Young		Deloitte & Touche
	2004	2003	2004	2003
Audit Fees	$1,056,560	$223,500	$18,740	$90,600
Audit-Related Fees	37,430	197,900	2,000	591,500
Tax Fees	67,740	17,225	2,000	45,500
All Other Fees	—	—	—	—

Ernst & Young and Deloitte & Touche did not provide any services related to financial information systems design and implementation during 2004 or 2003. The fees paid for tax services were primarily related to reviews of the Company’s tax returns, IRS examinations and technical services. Audit-related fees include fees paid for audits of employee benefit plans, review of internal control procedures and review of gaming regulations and controls. All of the fees were approved by the Audit Committee. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting.

STOCK PERFORMANCE GRAPH3

The graph below compares the cumulative total stockholder return of the Company, with the cumulative total return of the Standard & Poor’s 500 Stock Index (“S&P 500”) and the cumulative total return of a peer group with comparable market capitalization. The peer group consists of Ameristar Casinos, Inc., Argosy Gaming Co., Aztar Corp., Boyd Gaming Corp., Harrah’s Entertainment, Inc., Isle of Capri Casinos, Inc., Mandalay Resort Group, MGM Mirage, Caesars Entertainment (formerly Park Place Entertainment Corp.) and Pinnacle Entertainment, Inc. The performance graph assumes that $100 was invested on December 31, 1999 in each of the common stock of Station Casinos, Inc., common stock of the selected peer group, and the S&P 500. The stock price performance shown in this graph is neither necessarily indicative of nor intended to suggest future stock price performance.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(*)

AMONG STATION CASINOS, INC., THE S&P 500 INDEX AND A PEER GROUP

*                    100 INVESTED ON 12/31/99 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS.

3                       Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act, this Performance Graph shall not be incorporated by reference in any such filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Boulder Station Lease

The Company entered into a ground lease for 27 acres of land on which Boulder Station is located. The Company leases this land from KB Enterprises, a company owned by Frank J. Fertitta, Jr. and Victoria K. Fertitta (the “Related Lessor”), the parents of Frank J. Fertitta III, Chairman of the Board and Chief Executive Officer of the Company and Lorenzo J. Fertitta, Vice Chairman of the Board and President of the Company. The lease has a maximum term of 65 years, ending in June 2058. The lease provides for monthly payments of $183,333 through June 2008. In July 2008, and every ten years thereafter, the rent will be adjusted by a cost of living factor. In July 2013, and every ten years thereafter, the rent will be adjusted to the product of the fair market value of the land and the greater of (i) the then prevailing annual rate of return for comparably situated property or (ii) 8% per year. In no event will the rent for any period be less than the immediately preceding period. Pursuant to the ground lease, the Company has an option, exercisable at five-year intervals with the next option in June 2008, to purchase the land at fair market value. The Company’s leasehold interest in the property is subject to a lien to secure borrowings under the Revolving Facility. The Company believes that the terms of the ground lease are as fair to the Company as could be obtained from an independent third party.

Texas Station Lease

The Company entered into a ground lease for 47 acres of land on which Texas Station is located. The Company leases this land from Texas Gambling Hall & Hotel, Inc., a company owned by the Related Lessor. The lease has a maximum term of 65 years, ending in July 2060. The lease provides for monthly rental payments of $287,500 through June 2005. In July 2005, and every ten years thereafter, the rent will be adjusted by a cost of living factor. In July 2010, and every ten years thereafter, the rent will be adjusted to the product of the fair market value of the land and the greater of (i) the then prevailing annual rate of return being realized for owners of comparable land in Clark County or (ii) 8% per year. In no event will the rent for any period be less than the immediately preceding period. Pursuant to the ground lease, the Company has an option, exercisable at five-year intervals with the next option in May 2005, to purchase the land at fair market value. The Company’s leasehold interest in the property is subject to a lien to secure borrowings under the Revolving Facility. The Company believes that the terms of the ground lease are as fair to the Company as could be obtained from an independent third party.

Golden Gaming, Inc.

During the years ended December 31, 2004 and 2003, the Company sold gaming devices with a total value of approximately $47,300 and $99,350, respectively, to Golden Gaming Inc. Blake L. Sartini is the Chief Executive Officer of Golden Gaming, Inc. In September 2001, Mr. Sartini resigned his position as Executive Vice President and Chief Operating Officer of the Company concurrent with his purchase of Golden Gaming, Inc. Mr. Sartini is also the brother-in-law to Frank J. Fertitta III and Lorenzo J. Fertitta. The Audit Committee approved the sales and the Company believes that the terms of the sale of the gaming devices were as fair to the Company as could be obtained from the sale of such devices to an independent third party.

Reno Land Holdings, LLC

In February 2005, the Company purchased Reno Land Holdings, LLC from the Blake L. Sartini and Delise F. Sartini Family Trust. The purchase price was approximately $15.1 million, which was equal to the seller’s actual costs (including carrying costs) incurred in connection with the  purchase and development of the assets owned by such entity through the date of acquisition of the entity by the Company. Delise F. Sartini is the sister of Frank J. Fertitta III and Lorenzo J. Fertitta and she is married to Blake L. Sartini.

The primary asset of Reno Land Holdings, LLC is 96 acres of land and related water rights in Reno, Nevada. The independent directors unanimously approved the purchase and the purchase price is supported by an independent third-party appraisal.

Wildfire Casino

On January 27, 2003, the Company purchased the Wildfire Casino (“Wildfire”) for $8.0 million from Bauchman Gaming Ventures, LLC (“BGV”). BGV is a company owned by the two brothers-in-law of Scott M Nielson, the Company’s Executive Vice President and Chief Development Officer. Approximately one year prior to the Company’s purchase of Wildfire, Mr. Nielson sold his interest in BGV to his brothers-in-law in exchange for promissory notes from the two individuals totaling $604,713. However, Mr. Nielson remained a co-guarantor of certain bank borrowings, which borrowings were secured by Wildfire’s assets. All of the proceeds of the sale to the Company were used to repay Wildfire’s debts to third parties, including the bank borrowings co-guaranteed by Mr. Nielson and his brothers-in-law. The Company’s purchase of the Wildfire was approved unanimously by its independent directors and the Company believes that the terms of the purchase were as fair to the Company as could be obtained from an independent third party.

ITEM II
PROPOSED APPROVAL OF THE STATION CASINOS, INC.
STOCK COMPENSATION PROGRAM

On March 16, 2005, the Board of Directors of the Company (the “Board”) adopted the 2005 Stock Compensation Plan (the “2005 Plan”), subject to approval by the Company’s stockholders at the Annual Meeting. If the 2005 Plan is approved, no additional grants of awards will be made under the following plans of the Company (the “Prior Plans”):  (i) the Incentive Stock Option Plan, (ii) the Compensatory Stock Option Plan, (iii) the Restricted Share Plan, (iv) the Non-employee Director Stock Option Plan, (v) the 1999 Compensatory Stock Option Plan, and (vi) the 1999 Share Plan. The 2005 Plan is integral to the Company’s compensation strategies and programs for directors, employees and independent contractors. The Board believes that the 2005 Plan will provide the flexibility the Company needs to keep pace with its competitors and effectively recruit, motivate, and retain the caliber of employees and directors essential for the Company’s success.

The 2005 Plan provides for grants of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, and other stock awards (collectively, the “Awards”). Stockholder approval of the 2005 Plan, among other things, is intended to:  (i) comply with applicable securities law requirements; (ii) permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code; and (iii) allow for the issuance of “incentive stock options” described below. Individuals eligible to receive Awards under the 2005 Plan include employees, directors, and independent contractors of the Company and its subsidiaries and other entities controlled by the Company (“affiliates”). However, incentive stock options may be granted only to an employee of the Company or a subsidiary of the Company.

The following is a summary of certain principal features of the 2005 Plan. This summary is qualified in its entirety by reference to the complete text of the 2005 Plan, which is attached to this Proxy Statement as Appendix A. Stockholders are urged to read the actual text of the 2005 Plan in its entirety.

Purpose

The purpose of the 2005 Plan is to further the growth and profitability of the Company by increasing incentives and encouraging ownership of shares of the Company’s common stock (“Shares”) by the Company’s employees, independent contractors and directors. The 2005 Plan provides a means through which the Company and its subsidiaries and affiliates may attract key personnel (collectively, the “Participants”) to enter into and remain in the employ of the Company and its subsidiaries and affiliates, as well as to provide a means whereby those key persons upon whom the responsibilities of the successful administration and management of the Company rest, can acquire and maintain ownership of Shares, thereby strengthening their commitment to the success of the Company and promoting the mutuality of interests between Participants and the Company’s stockholders.

Administration

The 2005 Plan will be administered by the Governance and Compensation Committee of the Board (the “Committee”). References to the Committee shall refer to the Board if the Governance and Compensation Committee ceases to exist and the Board does not appoint a successor Committee. It is intended that each member of the Committee will qualify as a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any national securities exchange or national securities association, as applicable. Subject to the terms of the 2005 Plan, the Committee is authorized to select persons eligible to receive Awards and to determine the form, amount, timing and other terms of the Awards to be granted. The Committee may delegate to one or more members of the Board or to officers of the Company its authorities regarding awards to individuals not subject to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code. The Committee is authorized to interpret the 2005 Plan and any Award Agreements issued under the Plan, to adopt such rules and procedures as it may deem necessary or advisable for the administration of the 2005 Plan, to interpret and amend any of such rules or procedures and to make all other decisions and determinations required pursuant to the Plan or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan. The Committee’s determinations under the 2005 Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any employee of the Company or any of its subsidiaries or affiliates, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the 2005 Plan.

Shares Available for Awards

Subject to adjustment as described below under the heading “Changes in Capital Structure”, the maximum number of Shares that will be available for the grant of Awards under the 2005 Plan will be 3,868,064 Shares. This includes 3,000,000 new Shares and 868,064 Shares that currently remain available for awards under the various Prior Plans. For purposes of this authorization, each Share subject to an Award of restricted stock, restricted stock units or an other stock award shall be treated as 1.9 Shares. If the 2005 Plan is approved by stockholders, no additional awards will be made under any of the Prior Plans after the date of such approval, although awards previously granted under any of the Prior Plans will continue in effect in accordance with their terms.

The number of Shares otherwise available for the grant of Awards under the 2005 Plan will be increased by that number of Shares subject to awards granted under any of the Prior Plans that are currently outstanding which are cancelled, terminated, or forfeited or expire after the effective date of the 2005 Plan. The number of Shares subject to awards granted under the Prior Plans that are outstanding as of February 28, 2005 is 5,906,932. The Shares awarded or acquired upon the exercise of Awards under the 2005 Plan may be authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares, or any combination thereof. If any Award granted under the 2005 Plan should expire, terminate, or be forfeited or canceled, the Shares subject thereto shall be released and shall again be available for the grant of new Awards under the 2005 Plan. To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries or affiliates will not be counted against the Shares available for issuance under the 2005 Plan.

Subject to adjustment as described below under the heading “Changes in Capital Structure”, the number of Shares with respect to which Awards (other than restricted stock, restricted stock units and other stock awards that are not subject to the achievement of performance goals established by the Committee in accordance with Section 162(m) of the Code) may be made during any year to any person may not exceed 500,000 Shares.

The closing price of Shares of the Company’s stock on March 16, 2005 was $69.47.

Term of the 2005 Plan

Unless earlier terminated by the Board, as described below under the heading “Amendment and Termination”, the 2005 Plan will terminate ten years after adoption by the Board, and no further Awards may be granted under the 2005 Plan after that date. The termination (or early termination) of the 2005 Plan will not affect any Awards granted prior to the termination (or early termination) of the 2005 Plan.

Eligibility

The persons eligible to receive Awards under the 2005 Plan are the directors, employees and independent contractors of the Company and any its subsidiaries and affiliates who are designated by the Committee. As of the Record Date, there are approximately 10,800 employees and four independent directors. Although the 2005 Plan authorizes Awards to independent contractors, the Committee does not presently plan to issue Awards to independent contractors. Persons receiving Awards will enter into individual Award Agreements with the Company that contain the terms and conditions of the Award established by the Committee.

Stock Options

The Committee is authorized to grant stock options, including both incentive stock options under Section 422 of the Code (“ISOs”), which can result in potentially favorable tax treatment to the Participant, and non-qualified stock options. The exercise price per Share subject to an option is determined by the Committee, but must not be less than 100% of the fair market value of a Share on the date of grant; provided, however, that with respect to a Participant that owns stock representing more than 10% of the voting power of all class of stock of the Company, the exercise price per share subject to an ISO shall not be less than 110% of the fair market value of a Share on the date of grant. For purposes of the 2005 Plan, the term “fair market value” shall mean , except as otherwise specified in a particular Award agreement, (a) while the Shares are traded on an established national or regional securities exchange, the closing transaction price of such Shares as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there is no reported transaction for such date, on the next preceding date for which a transaction was reported, (ii) if the Shares are not traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share, where quoted for such Shares. However, if “fair market value” cannot be determined under clause (i) or clause (ii) above, or if the Committee determines in its sole discretion that the Shares are too thinly traded for “fair market value” to be determined pursuant to clause (i) or clause (ii), “fair market value” shall be the value determined by the Committee, in its sole discretion, on a good faith basis.

The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment generally will be established by the Committee in the individual Award Agreements, except that no ISO may have a term exceeding 10 years and no ISO granted to a Participant who owns stock representing more than 10% of the voting power of all class of stock of the Company may have a term exceeding 5 years. Options may be exercised by payment of the exercise price in cash or, in the discretion of the Committee, either (i) by tendering previously acquired Shares which have been held by the holder of the option for at least six months having an aggregate fair market value at the time of exercise equal to the aggregate exercise price of the Shares with respect to which the option is to be exercised, or (ii) by any other means that the Committee, in its sole discretion, determines to both provide legal consideration for the Shares and to be consistent with the purposes of the 2005 Plan.

SARs

The Committee is authorized to grant SARs entitling the Participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the SAR. The grant price of a SAR is determined by the Committee but must not be less than 100% of the fair market value of a Share on the date of grant. SARs may be granted by themselves or in tandem with grants of stock options. The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment generally are established by the Committee in the individual Award Agreements, except that no SAR granted in tandem with an option may have a term exceeding the term of the related option. SARs may be exercised by (i) delivery of a written notice of exercise, (ii) in the case of a tandem SAR, by surrendering any options which would be canceled by reason of the exercise of such SAR, or (iii) by executing such documents as the Company may reasonably request. Payment of the amount by which the fair market value of each SAR exercised exceeds the grant price shall be made, as determined by the Committee in its discretion, in cash, Shares, or a combination thereof, as set forth in the individual Award Agreement.

Restricted Stock and Restricted Stock Units

The Committee is authorized to grant awards of restricted stock and restricted stock units. A grant of restricted stock is an Award of Shares which may not be sold or disposed of prior to the end of a restricted period specified by the Committee. The Committee may set additional restrictions on restricted stock as it may deem advisable or appropriate in the individual Award Agreements. A Participant who has been granted restricted stock generally has the right to vote the Shares, unless otherwise determined by the Committee. During the restricted period, Participants holding Shares of restricted stock are entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise determined by the Committee. However, dividends and other distributions with respect to restricted stock that are paid in Shares will be held by the Company subject to the same restrictions that apply to the restricted Shares.

Restricted stock units are similar to restricted shares except that no Shares are actually awarded to the Participant on the date of grant. Instead, Shares are delivered to the Participant when all applicable terms and conditions specified under the Award have been satisfied. A holder of a restricted stock unit does not have voting rights or any entitlement to dividends or other distributions until the Shares are delivered in the future upon the completion of the restricted period.

In addition, the Committee may make restricted stock and restricted stock unit Awards that are subject to the achievement of performance goals as may be determined by the Committee and specified in the relevant Award Agreement. The performance goals may be based on such factors including but not limited to: (a) revenue, (b) earnings per Share, (c) net income per Share, (d) Share price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow, (j) earnings before interest, taxes, depreciation and amortization, (k) sales, (l) total stockholder return relative to assets, (m) total stockholder return relative to peers, (n) financial returns (including, without limitation, return on assets, return on equity and return on investment), (o) cost reduction targets, (p) customer satisfaction, (q) customer growth, (r) employee satisfaction, (s) gross margin, (t) revenue growth, or (u) any combination of the foregoing, or such other criteria as the Committee may determine. The Committee may determine performance goals in respect of the performance of the Company, any of its subsidiaries or affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance goals may be absolute or relative and may be expressed in terms of a progression within a specified range.

Awards contingent on performance goals granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such Awards as “performance-based compensation” not subject to the limitation on tax deductibility by the Company under Section 162(m) of the Code. For purposes of Section 162(m) of the Code, the term “covered employee” means the Company’s chief executive officer and each other person whose compensation is required to be disclosed in the Company’s filings with the SEC by reason of that person being among the four highest compensated officers of the Company on the last day of a taxable year.

Other Stock Awards

The Committee is authorized to grant other types of Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to the Shares on such terms and conditions as may be established by the Committee in the relevant Award Agreement.

Tax Withholding; Other Terms of Awards

The Committee or the Board may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Shares to be distributed will be withheld (or previously acquired Shares or other property be surrendered by the Participant) to satisfy withholding and other tax obligations. Awards granted under the 2005 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that a Participant may, unless otherwise specified in a particular Award agreement, transfer, without consideration, Awards other than ISOs to such Participant’s “immediate family” as defined in the Plan.

Changes in Capital Structure

In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of the Company, or other corporate transaction or event (each a “Corporate Event”) affects the Shares such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2005 Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the exercise price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

If the Company enters into or is involved in any Corporate Event, the Board may, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event.

Amendment and Termination

The Board may amend, suspend, or terminate the 2005 Plan or any part thereof, at any time and for any reason, subject to stockholder approval required by applicable law, rule or regulation, including Sections 162(m) and 422 of the Code and the rules of the New York Stock Exchange. Thus, stockholder approval may not necessarily be required for every amendment to the 2005 Plan which might increase the cost of the 2005 Plan. In addition, the Board may amend the Plan and any Award Agreement, including, without limitation, retroactive amendments, without shareholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code.

Federal Income Tax Consequences of Awards of Options

The following is a brief description of the federal income tax consequences generally arising with respect to Awards of options under the 2005 Plan.

The grant of an option gives rise to no tax consequences for the Participant or the Company. The exercise of an option has different tax consequences depending on whether the option is an ISO or a non-qualified option. On exercising an ISO, the Participant recognizes no income for regular income tax purposes, but the option spread is taken into account in computing liability for the alternative minimum tax. On exercising a non-qualified option, the Participant recognizes ordinary income equal to the excess, on the date of exercise, of the fair market value of the Shares acquired on exercise of the option over the exercise price.

The disposition of Shares acquired on exercise of an option may have different tax consequences depending on whether the option is an ISO or a non-qualified option and the timing of the disposition. On a disposition of Shares acquired on exercise of an ISO before the Participant has held those Shares for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “ISO holding periods”), the Participant recognizes ordinary income equal to the lesser of (i) the excess of the fair market value of the Shares on the date of exercise of the ISO over the exercise price and (ii) the excess of the amount realized on the disposition of those Shares over the exercise price. On a disposition of Shares acquired on the exercise of a non-qualified option or on exercise of an ISO when the ISO holding periods have been met, the Participant will recognize capital gain or loss equal to the difference between the sales price and the Participant’s tax basis in the Shares. That gain or loss will be long-term if the Shares have been held for more than one year as of the date of disposition. The Participant’s tax basis in the Shares generally will be equal to the exercise price of the option plus the amount of any ordinary income recognized in connection with the option.

Section 409A of the Code provides that participants in certain “deferred compensation” arrangements will be subject to immediate taxation and, among other penalties, will be required to pay an additional 20% tax on the value of vested deferred compensation if the requirements of Section 409A are not satisfied. Options may be considered “deferred compensation” for purposes of Section 409A unless certain requirements are met. The Company expects that options granted under the 2005 Plan will meet these requirements and will thus not be subject to Code Section 409A, but no assurances to this effect can be given.

The Company generally will be entitled to a tax deduction equal to the amount that the Participant recognizes as ordinary income in connection with an option. The Company is not entitled to a tax deduction relating to any amount that constitutes a capital gain for a Participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the Participant holds the Shares for the ISO holding periods prior to disposing of the Shares.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation in excess of $1 million paid in any taxable year to the Company’s chief executive officer or any of its other four highest compensated officers (a “covered employee”). Compensation that qualifies as “performance-

based compensation”, however, is excluded from the $1.0 million deductibility cap. The Company intends that options and certain other Awards granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with the Awards qualify as “performance-based compensation” so that deductions with respect to options and such other Awards will not be subject to the $1.0 million cap under Section 162(m) of the Code. Future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect the ability of the Company to ensure that options or other Awards under the 2005 Plan will qualify as “performance based compensation” so that deductions are not limited by Section 162(m) of the Code.

Section 280G of the Code provides special rules in the case of golden parachute payments. Those rules could apply if, on a change in control of the Company, the acceleration of options or other Awards held by a Participant who is an officer, director or highly-compensated individual with respect to the Company, and any other compensation paid to the Participant that is contingent on a change in control of the Company and have a present value of at least three times the Participant’s average annual compensation from the Company over the prior five years (the “average compensation”). In that event, the contingent compensation that exceeds the Participant’s average compensation, adjusted to take account of any portion thereof shown to be reasonable compensation, is not deductible by the Company and is subject to a nondeductible 20% excise tax, in addition to regular income tax, in the hands of the Participant.

The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the 2005 Plan, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to Participants in the 2005 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2005 Plan should consult a tax adviser as to the tax consequences of participation.

New Plan Benefits

The Company believes that Awards granted under the 2005 Plan will be granted primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. No determinations have been made as to the types or amounts of Awards that will be granted to specific individuals under the 2005 Plan. Because persons to whom Awards may be made are to be determined from time to time by the Committee in its discretion, it is not possible at this time to indicate the precise number, names or positions of persons who will hereafter receive Awards under the 2005 Plan or the nature and terms of such Awards. Similarly, it is not possible to determine the benefits or amounts that would have been received by or allocated to such persons in 2004 if the 2005 Plan had been in effect during 2004. See the Summary Compensation Table above for information on prior equity awards granted to named executive officers.

Approval of the 2005 Plan requires the affirmative vote of the holders of a majority of the common shares represented in person or by proxy and entitled to vote at the Annual Meeting. A copy of the 2005 Plan is attached as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL.

Unless a contrary indicator is made on the enclosed proxy card, it is the intention of the persons named to vote FOR approval.

ITEM III
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to ratification by the stockholders, the Audit Committee and the Board of Directors have selected Ernst & Young LLP (“E&Y”) to continue as independent auditors to audit the financial statements of the Company for the year ended December 31, 2005. E&Y has served as the Company’s principal auditors since September 29, 2003, and have provided certain tax and other services (see “REPORT OF AUDIT COMMITTEE, Auditor Fees and Services”). Representatives of E&Y are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the Company’s independent auditors is not required under Nevada law or under the Company’s Articles of Incorporation or its By-Laws. If the stockholders do not ratify the selection of E&Y as the Company’s independent auditors for 2005, the Audit Committee will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select new independent auditors for the current year or whether to wait until the completion of the audit for the current year before changing independent auditors. Even if the selection of E&Y is ratified by the stockholders, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY, ON THE ADVICE OF ITS AUDIT COMMITTEE, THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2005.

Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named therein to vote FOR the selected independent auditors.

THE UNION’S PROPOSALS

UNITE HERE, an affiliate of the Culinary Worker’s Union Local 226 (together, the “Union”) and the owner of 262 shares of common stock, has submitted, and notified the Board of Directors that it intends to solicit proxies from the Company’s stockholders with respect to, three non-binding proposals (the “Union’s Proposals”) discussed below.

The Board unanimously urges you to vote AGAINST each of the Union’s Proposals generally because the Board believes that the Union’s Proposals would, among other things, weaken integral parts of the Company’s system of corporate governance. This system was designed, in part, to enable the Board to adequately evaluate and potentially negotiate an acquisition proposal, consistent with its fiduciary duties and current laws and regulations. The Board believes that the Union’s Proposals, which seek to weaken parts of this system and undermine management’s and the Board’s credibility, are not in the best interests of the Company and its stockholders. Further, the Board believes, based solely on circumstantial evidence, that the Union’s proposals are nothing more than a thinly-disguised pressure tactic to promote its own union organizing agenda. The Board believes that the Union’s ongoing organizing efforts at the Company, coupled the small number of Company shares owned by the Union, provide clear evidence of the Union’s ulterior motive. The Board’s specific reasons for opposing each of the Union’s Proposals are set forth below.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY THAT THE STOCKHOLDERS VOTE AGAINST APPROVAL OF EACH OF THE UNION’S PROPOSALS.

Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named therein to vote AGAINST each of the Union’s Proposals.

ITEM IV

The Union has submitted the following proposal:

RESOLVED, that the stockholders of Station Casinos, Inc. urge the Board of Directors to increase stockholder rights by lowering the voting requirement to amend the Company’s Restated Bylaws from the current “supermajority” to a simple majority.

Board of Directors Recommendation

Currently, the Company’s bylaws require the affirmative vote at a meeting of the holders of not less than 66 2/3% of the outstanding shares of stock entitled to vote to amend, alter or repeal the Company’s Bylaws.

•       The Board believes that the Company’s current greater-than-majority vote requirements help to assure that carefully considered corporate governance rules are not replaced without the consensus of a substantial majority for change. Moreover, these provisions have been in place since the Company’s initial public offering in 1993. Many other public corporations have similar greater-than-majority vote requirements.

•       The Board further believes that the Company’s current greater-than-majority vote requirements help protect all stockholders against self-interested actions by one or a few large stockholders. This provision encourages persons making an unsolicited bid for the Company to negotiate with the Board to reach terms that are fair and provide the best result for all stockholders. The Board, therefore, strongly believes that the current greater-than-majority vote requirements are in the best interests of the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY THAT THE STOCKHOLDERS VOTE AGAINST ITEM IV.

Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named therein to vote AGAINST Item IV.

ITEM V

The Union has submitted the following proposal:

RESOLVED, that the stockholders of Station Casinos, Inc. urge the Board of Directors to take necessary steps, in compliance with state law, to declassify the board and institute annual election of directors. The board’s new election system shall be instituted in a manner that does not affect the unexpired terms of directors previously elected.

Board of Directors Recommendation

The Board believes that its classified structure, which has been in place since the Company’s initial public offering in 1993, continues to be in the best interest of the Company and its stockholders. In accordance with the Company’s Articles of Incorporation, the Board is divided into three classes with the directors in each class serving a three-year term.

Potential benefits from this structure include the following:

•        The Board believes that its classified board structure provides continuity and stability which facilitates long-term planning by the Board. The three-year staggered terms preclude sudden disruptive changes to the composition of the Board by preventing the election of an entire new Board in any one year. This also ensures that a majority of the directors have prior experience as directors of the Company. The Board believes that the in-depth knowledge and experience of Board members are particularly important now, given opportunities the Company possesses as it continues its growth into a much larger business enterprise dedicated to enhancing shareholder value.

•        The Board believes that its classified board structure enhances the independence of non-management directors by providing them with a longer elected term of office. Four of the six members of the Company’s Board are independent directors. The existence of three year terms for directors also assists the Company in attracting director candidates who are willing to make a longer-term commitment to the Company. As a result, independent directors voice their views without having to continually consider an upcoming nomination for re-election the following year.

•        The Board believes that its classified board structure enhances the Board’s ability to negotiate the best results for stockholders in the event of a takeover situation. Because at least two annual stockholder meetings will generally be required to effect a change in control of the Board, a potential acquirer cannot quickly replace the entire board and, thus, circumvent negotiations with the incumbent Board. This structure provides incumbent directors with the time and leverage to evaluate any takeover proposal, assess thoughtfully available alternatives to the Company and negotiate to maximize value for all stockholders. It is important to note that the classified Board structure does not, by itself, preclude a hostile acquisition. However, in certain circumstances an acquisition that may be favored by a majority of the stockholders, but not supported as being in the best interest of all stockholders by the incumbent Board, could be prevented if the potential acquirer is unwilling to negotiate further with the incumbent Board or wait for the majority stockholders to effect a change of control of the Board. Moreover, a potential acquiror may be deterred in the first instance from attempting to effect an acquisition which could be in the best interest of stockholders. Nonetheless, the Board believes that the classified Board structure is most likely to maximize value for stockholders in an acquisition context.

Some argue that annual elections of directors could provide greater accountability to stockholders. Because only one-third of the directors must stand for election each year, it would take at least two annual meetings for dissatisfied stockholders to obtain majority control of the Board. The delay in effecting a change to the composition of the Board may serve to insulate the Board from the preferences of the stockholders. Nevertheless, the Board believes the benefits of a classified Board do not come at the expense of accountability to stockholders. All of the Company’s directors, regardless of the length of their terms, are required to fulfill their fiduciary duties to the Company and its stockholders. Moreover, since one-third of the directors must stand for election each year the stockholders have the opportunity annually to nominate and vote for an alternative slate. The Board believes that the strong financial performance of the Company validates the Board’s commitment to the Company and its stockholders and demonstrates the responsibility each director feels personally to guide the Company in a manner that benefits all of the stockholders in the Company.

The Nevada General Corporation Law, the Company’s Articles of Incorporation and Bylaws, employment agreements and loan agreements contain provisions, requirements and limitations that may have the effect of discouraging unsolicited takeover bids from third parties, including Nevada’s “Combination with Interested Stockholder Statute” and “Control Share Acquisition Statute,” the Company’s Rights Plan, advance notice requirements for stockholder proposals and director nominations, limitations on stockholder action by written consent, voting requirements for amendment of certain provisions of the Articles of Incorporation and Bylaws, provision for a classified board of directors, and change of control provisions. The Board believes that such measures maximize value to stockholders in takeover situations and also assist the Board and management in the orderly operation of the Company’s business.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY THAT THE STOCKHOLDERS VOTE AGAINST ITEM V.

Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named therein to vote AGAINST Item V.

ITEM VI

The Union has submitted the following proposal:

RESOLVED, that the stockholders of Station Casinos, Inc. urge the Board of Directors to submit the Company’s Rights Agreement to stockholders for approval or, if such approval is not granted by a majority vote of stockholders, redeem it, and to seek stockholder approval for extending this “poison pill” or adopting other similar plans in the future.

Board of Directors Recommendation

Your Board believes that the Company’s Rights Agreement (the “Rights Plan”), which it adopted in 1997, is one of the most effective tools available to the Board to protect stockholders against takeover abuses and to assure all stockholders of a fair price and fair treatment in the context of a unsolicited takeover of the Company, whether through open market purchases or a hostile tender offer. In essence, the Company’s Rights Plan provides the Board with bargaining power and practical leverage with respect to timing and other factors that it would not otherwise have in the face of an unsolicited takeover attempt. The Company’s Rights Plan is not intended to prevent a takeover of the Company and will not do so. However, it should deter any attempt to acquire the Company in a manner or on terms not approved by the Board. The Company’s Rights Plan is designed to induce a potential hostile acquiror to deal directly with the Board in connection with its acquisition proposal rather than permitting it to use abusive tactics to deprive the Board and the stockholders of any meaningful opportunity to determine the destiny of their Company.

It is important to note that the Company’s Rights Plan does not interfere with the ability of the Company, prior to a “flip-in,” to solicit, pursue or consummate a negotiated takeover transaction. The Company’s Rights Plan is intended to empower the Board to protect and pursue the interests of the Company and all of its stockholders, which may include the sale of the Company by merger or otherwise, and does not achieve this result by limiting the opportunities that may be available to the Company.

Potential takeover abuses that the Company’s Rights Plan is designed to protect against include the following:

•        The traditional function of the Board is to act and negotiate in the best interest of and on behalf of the Company’s stockholders in connection with a merger or other business combination. The commencement of a tender offer, as opposed to negotiation with the Board, could leave the Company with a highly compressed time frame for considering alternatives and no meaningful bargaining power to seek a higher price or better terms for stockholders.

•        By use of the so-called “creeping tender offer,” a potential hostile acquiror, through selective open-market purchases in which it offers different prices to different stockholders, could gain control of the Company without affording stockholders the protections of the Federal tender offer rules which require, among other things, that all stockholders receive the same price in a tender offer.

•        The commencement of a tender offer by a hostile acquiror could result in professional short-term stock traders (arbitrageurs) acquiring large numbers of shares. Once this takes place, the hostile acquiror could terminate the tender offer (possibly causing the stock price to fall) and

“sweep the street,” thereby acquiring control from the arbitrageurs but leaving other public stockholders as minority stockholders.

•        The takeover of the Company by a hostile acquiror through a creeping or partial tender offer would enable the hostile acquiror to take advantage of the public minority stockholders through self-dealing and conflict transactions or to squeeze out the public stockholders, forcing them to accept questionable securities.

State courts, including Nevada courts, have generally upheld the validity of Rights Plans, while recognizing that, depending on circumstances, a Board may ultimately have a duty to redeem the rights and let stockholders choose whether to accept an offer once the Board has determined to engage in a change of control transaction.

A 1997 study of 319 merger and acquisition transactions completed between 1992 and 1996 was published by Georgeson Shareholder Communications Inc. (“Georgeson”), a nationally recognized proxy solicitation and investor relations firm. This study found that stockholders of target companies with stockholder rights plans received “significantly larger” takeover premiums than did stockholders of target companies without such plans. This study also concluded : “Companies with pills appeared more likely to be targets of takeover bids than companies without pills.” Finally, the study found that takeover bids were more likely to be completed when the target company had a poison pill. This study is currently available at Georgeson’s website, www.georgeson.com.4

Some argue that a poison pill disadvantages stockholders since the Board may effectively reject an acquisition offer that it believes is not in the best interest of all stockholders even though a majority of stockholders would approve of such an offer if given the chance to vote on it. The Board believes that the Rights Plan enhances the ability of the Board, as well as any future Board, to maximize stockholder value consistent with its fiduciary duties to all of the Company’s stockholders. The Board is committed to enhancing stockholder value and is proud of the Company’s record with respect to shareholder returns. The Board further believes that it is not necessary to submit the stockholders rights plan to stockholders for approval because the stockholder rights plan was properly adopted over seven years ago and serves to benefit and protect all of the Company’s stockholders. The Board believes that redeeming the stockholders rights plan would remove an important tool that allows the Board more time to evaluate an acquisition offer and to bargain with a potential bidder on behalf of all Company stockholders.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY THAT THE STOCKHOLDERS VOTE AGAINST ITEM VI.

Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named therein to vote AGAINST Item VI.

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the proxy will vote the proxies according to their best judgment.

4        The study, entitled “Mergers & Acquisitions: Poison Pills and Shareholder Value/1992-1996,” was performed by Georgeson Shareholder’s Research Group and published in 1997. Neither Georgeson Shareholder, nor any of its affiliates is a participant in this proxy solicitation. We have not requested or obtained consent from Georgeson Shareholder or any of its affiliates for the inclusion of this cite.

STOCKHOLDER PROPOSALS

Stockholder proposals, if any, that may be considered for inclusion in the Company’s proxy materials for the 2006 Annual Meeting must be received by the Company at its offices at 2411 West Sahara Avenue, Las Vegas, Nevada 89102 not later than December 20, 2005. A stockholder who wishes to make a proposal at the 2006 Annual Meeting of Stockholders without including the proposal in the Company’s proxy statement must give written notice of that proposal to the Company at the above address not less than 35 days prior to the 2006 Annual Meeting of Stockholders. If a stockholder fails to timely give that notice, then the persons named as proxies in the proxy cards solicited by the Company’s board of directors for that meeting will be entitled to vote the proxy cards held by them regarding that proposal, if properly raised at the meeting, in their discretion.

CERTIFICATIONS

In May 2004, the Corporation submitted a New York Stock Exchange “Section 12(a) CEO Certification” to the New York Stock Exchange. The Chief Executive Officer and the Chief Financial Officer certifications required by Section 302 of the Sarbanes-Oxley Act of 2002 were filed as exhibits to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004.

Appendix A

STATION CASINOS, INC.

2005 STOCK COMPENSATION PLAN

ARTICLE 1

EFFECTIVE DATE AND PURPOSE

1.1.   Effective Date.   The Plan is effective as the Station Casinos, Inc. 2005 Stock Compensation Plan as of May 18, 2005 (the “Effective Date”), subject to the approval of the Plan by the shareholders of Station Casinos, Inc. (the “Company”) within 12 months of the Effective Date in accordance with Sections 162(m) and 422 of the Code and the rules of the New York Stock Exchange.

1.2.   Purpose of the Plan.   The Plan is intended to further the growth and profitability of the Company by increasing incentives and encouraging Share ownership on the part of the Employees, Independent Contractors and Members of the Board of the Company and its Subsidiaries and Affiliates. The Plan is intended to permit the grant of Awards that constitute Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock Awards.

ARTICLE 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

“Award” means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock Awards.

“Award Agreement” means the written agreement setting forth the terms and conditions applicable to an Award.

“Base Price” means the price at which a SAR may be exercised with respect to a Share.

“Board” means the Company’s Board of Directors, as constituted from time to time.

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Committee” means the committee of the Board described in Article 3.

“Employee” means an employee of the Company, a Subsidiary, or an Affiliate (each an “Employer”) designated by the Board or the Committee.

“Exercise Price” means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.

“Fair Market Value” means, except as otherwise specified in a particular Award Agreement, (a) while the Shares are traded on an established national or regional securities exchange, the closing transaction price of such a Share as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there were no reported transaction for such date, on the next preceding date for which a transaction was reported, (b) if the Shares are not traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share, where quoted for such Shares, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Committee determines in its sole discretion that the Shares are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Committee, in its sole discretion, on a good faith basis.

“Grant Date” means the date that the Award is granted.

“Immediate Family” means the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws, and all such relationships arising because of legal adoption.

“Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of Section 422 of the Code.

“Independent Contractor” means a person employed by the Company for a specific task, study or project who is not an Employee.

“Member of the Board” means an individual who is a member of the Board or of the board of directors of a Subsidiary or an Affiliate.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase Shares granted pursuant to Article 5.

“Other Stock Award” means an Award granted pursuant to Article 9 to receive Shares on the terms specified in any applicable Award Agreement.

“Participant” means an Employee, Independent Contractor or Member of the Board with respect to whom an Award has been granted and remains outstanding.

“Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.

“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

“Period of Restriction” means the period during which Restricted Stock or an RSU is subject to forfeiture and/or restrictions on transferability.

“Plan” means this Station Casinos, Inc. 2005 Stock Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.

“Restricted Stock” means a Stock Award granted pursuant to Article 6 under which the Shares are subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.

“Restricted Stock Unit” or “RSU” means a Stock Award granted pursuant to Article 6 subject to a period or periods of time after which the Participant will receive Shares if the conditions contained in such Stock Award have been met.

“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

“Share” means the Company’s common stock, par value $0.01 per share or any security issued by the Company or any successor in exchange or in substitution therefor.

“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7, granted alone or in tandem with a related Option which is designated by the Committee as an SAR.

“Stock Award” means an Award of Restricted Stock or an RSU pursuant to Article 6.

“Subsidiary(ies)” means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

“Ten Percent Holder” means an Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) who, at the time an Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company.

ARTICLE 3

ADMINISTRATION

3.1.   The Committee.   The Plan shall be administered by the Governance and Compensation Committee of the Board. It is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under Section 162(m) of the Code and (c) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

Reference to the Committee shall refer to the Board if the Governance and Compensation Committee ceases to exist and the Board does not appoint a successor Committee.

3.2.   Authority and Action of the Committee.   It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Independent Contractors and Members of the Board shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements, (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible Employees, Independent Contractors and Members of the Board, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, (f) interpret, amend or revoke any such procedures or rules, (g) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in the Plan and/or any Award Agreement, (h) accelerate the vesting or payment of any award, (i) extend the period during which an Option may be exercisable, and (j) make all other decisions and determinations that may be required pursuant to the Plan and/or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan.

The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting. A majority of the Committee shall constitute a quorum. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee of the Company or any of its Subsidiaries or Affiliates, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3.   Delegation by the Committee.   The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more Members of the Board of the Company and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power with respect to (a) the selection for participation in this Plan of an officer or other person subject to Section 16 of the 1934 Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person or (b) any Award that is intended to satisfy the requirements applicable to “qualified performance-based compensation” under Section 162(m) of the Code.

3.4.   Decisions Binding.   All determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan or any Award Agreement shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

3.5.   Performance Goals.   The Committee shall have the authority to grant Awards under this Plan that are contingent upon the achievement of Performance Goals. Such Performance Goals are to be specified in the relevant Award Agreement and may be based on such factors including, but not limited to: (a) revenue, (b) earnings per Share, (c) net income per Share, (d) Share price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow, (j) earnings before interest, taxes, depreciation and amortization, (k) sales, (l) total stockholder return relative to assets, (m) total stockholder return relative to peers, (n) financial returns (including, without limitation, return on assets, return on equity and return on investment), (o) cost reduction targets, (p) customer satisfaction, (q) customer growth, (r) employee satisfaction, (s) gross margin, (t) revenue growth, or (u) any combination of the foregoing, or such other criteria as the Committee may determine. Performance Goals may be in respect of the performance of the Company, any of its Subsidiaries or Affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1.   Number of Shares.   Subject to adjustment as provided in Section 9.12, the number of Shares available for grants of Awards under the Plan shall be the sum of (a) 3,868,064 Shares plus (b) the number of Shares subject to awards granted under any of the following plans of the Company (the Prior Plans”): (i) the Incentive Stock Option Plan, (ii) the Compensatory Stock Option Plan, (iii) the Restricted Share Plan, (iv) the Non-employee Director Stock Option Plan, (v) the 1999 Compensatory Stock Option Plan, and (vi) the 1999 Share Plan, that thereafter would meet the requirements of Section 4.3 if such awards had been granted under this Plan. For purposes of this Section 4.1, each Share subject to a Restricted Stock Award, RSU Award or Other Stock Award shall be deemed to be 1.9 Shares. Shares awarded under the Plan may be either authorized but unissued Shares, authorized and issued Shares reacquired (including Shares reacquired under any of the Prior Plans) and held as treasury Shares or a combination thereof. To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available for grants of Awards under this Section 4.1.

4.2   Limit on Individual Awards.   Subject to adjustment as provided in Section 9.12, the maximum number of Shares with respect to which (i) Options and SARs, (ii) Restricted Stock, RSUs and Other Stock Awards that vest only if the Participant achieves Performance Goals established by the Committee in accordance with Section 162(m) of the Code or (iii) any combination of (i) and (ii), may be granted during any year to any person shall be 500,000 Shares.

4.3.   Lapsed Awards.   To the extent that Shares subject to an outstanding Option (except to the extent Shares are issued or delivered by the Company in connection with the exercise of a tandem SAR) or other Award are not issued or delivered by reason of the expiration, cancellation, forfeiture or other termination of such Award, then such Shares shall again be available under this Plan.

ARTICLE 5

STOCK OPTIONS

5.1.   Grant of Options.   Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. An Award of Options may include Incentive Stock Options, Non-Qualified Stock Options, or a combination thereof; provided, however, that an Incentive Stock Option may only be granted to an Employee of the Company or a Subsidiary and no Incentive Stock Option shall be granted more than ten years after the earlier of (i) the date this Plan is adopted by the Board or (ii) the date this Plan is approved by the Company’s shareholders.

5.2.   Award Agreement.   Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds $100,000, such Options shall constitute Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted.

5.3.   Exercise Price.   Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole discretion; provided, however, that the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; and provided further, that the Exercise Price with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be less than one hundred-ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.4.   Expiration Dates.   Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date with respect to an Option shall not be later than the tenth anniversary of its Grant Date and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth anniversary of its Grant Date.

5.5.   Exercisability of Options.   Subject to Section 5.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. The exercise of an Option is contingent upon payment by the Optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

5.6.   Method of Exercise.   Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency. The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares which have been held by the Optionee for at least six months having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the Shares with respect to which the Option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant Share certificates (which may be in book entry form) for such Shares with respect to which the Option is exercised.

5.7.   Restrictions on Share Transferability.   Incentive Stock Options are not transferable, except by will or the laws of descent. The Committee may impose such additional restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

ARTICLE 6

STOCK AWARDS

6.1.   Grant of Stock Awards.   Subject to the provisions of the Plan, Stock Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion.

6.2.   Stock Award Agreement.   Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to a Restricted Stock Award or RSU Award and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3.   Transferability/Share Certificates.   Shares subject to an Award of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder’s name or a nominee’s name at the discretion of the Company and may bear a legend as described in Section 6.4.2. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.

6.4.   Other Restrictions.   The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate.

6.4.1.   General Restrictions.   The Committee may set restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

6.4.2.   Legend on Certificates.   The Committee, in its sole discretion, may legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: “The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Station Casinos, Inc. 2005 Stock Compensation Plan (the “Plan”), and in a Restricted Stock Agreement (as defined by the Plan). A copy of the Plan and such Restricted Stock Agreement may be obtained from the Chief Financial Officer of Station Casinos, Inc.”

6.5.   Removal of Restrictions.   Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to the Company’s right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the Participant.

6.6.   Voting Rights.   During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

6.7.   Dividends and Other Distributions.   During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

6.8.   Performance Goals and Performance Periods.   The Committee may grant Stock Awards that become earned if the Participant achieves the applicable Performance Goals during and in respect of the designated Performance Period. The Performance Goals and the Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for the Stock Awards setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period, as certified by the Committee in accordance with Section 162(m) of the Code. The Performance Goals shall be defined as to their respective components and meaning by the Committee (in its sole discretion). During any Performance Period, the Committee shall have the authority to adjust the Performance Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. For purposes of the Plan, “Covered Employee” has the same meaning as set forth in Section 162(m) of the Code.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1.   Grant of SARs.   Subject to the provisions of the Plan, SARs may be granted to such Participants at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion; provided, however, that any tandem SAR (i.e., a SAR granted in tandem with an Option) related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.

7.2.   Base Price and Other Terms.   The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. Without limiting the foregoing, the Base Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option.

7.3.   SAR Agreement.   Each SAR grant shall be evidenced by an Award Agreement that shall specify the Base Price (which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date), the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.4.   Expiration Dates.   Each SAR shall terminate no later than the tenth anniversary of its Grant Date; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.

7.5.   Payment of SAR Amount.   Unless otherwise specified in the Award Agreement pertaining to a SAR, a SAR may be exercised (a) by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee) setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request. Except as otherwise provided in the relevant Award Agreement, upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price specified in the Award Agreement pertaining to such SAR; by (ii) the number of Shares with respect to which the SAR is exercised.

7.6.   Payment Upon Exercise of SAR.   Payment to a Participant upon the exercise of the SAR shall be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof, as set forth in the applicable Award Agreement.

ARTICLE 8

OTHER STOCK AWARDS

8.1.   Grant of Other Stock Awards.   Subject to the provisions of the Plan, the Committee may develop sub-plans or grant other equity-based awards (“Other Stock Awards”) on such terms as it may determine, including, but not limited to, Awards designed to comply with or take advantage of applicable local laws of jurisdictions outside of the United States.

ARTICLE 9

MISCELLANEOUS

9.1.   No Effect on Employment or Service.   Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, for any reason and with or without cause.

9.2.   Participation.   No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.3.   Indemnification.   Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

9.4.   Successors.   All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

9.5.   Beneficiary Designations.   Subject to the restrictions in Section 9.6 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. For purposes of this Section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.6.   Nontransferability of Awards.   No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution; provided, however, that except as provided by in the relevant Award Agreement, a Participant may transfer, without consideration, an Award other than an Incentive Stock Option to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, further, that any such Immediate Family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms of the Plan, and by the terms and provisions of the applicable Award Agreement and any other agreements covering the transferred Awards. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant’s legal representative.

9.7.   No Rights as Stockholder.   Except to the limited extent provided in Sections 6.6 and 6.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

9.8.   Withholding Requirements.   Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the

Committee, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award (or exercise thereof).

9.9.   Withholding Arrangements.   The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided such Shares have been held by the Participant for at least six months.

9.10.   No Corporate Action Restriction.   The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s or Affiliate’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s or Affiliate’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s or Affiliate’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate. No Participant, beneficiary or any other person shall have any claim against any Member of the Board or the Committee, the Company or any Subsidiary or Affiliate, or any employees, officers, shareholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.

9.11.   Restrictions on Shares.   Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. Finally, no Shares shall be issued and delivered under the Plan, unless the issuance and delivery of those Shares shall comply with all relevant provisions of gaming laws or regulations and any registration, approval or action thereunder.

9.12.   Changes in Capital Structure.   In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of the Company, or other corporate transaction or event (each a “Corporate Event”) affects the Shares such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the Exercise Price or Base Price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

If the Company enters into or is involved in any Corporate Event, the Board may, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. Notwithstanding anything to the contrary in the Plan, if any Corporate Event occurs, the Company shall have the right, but not the obligation, to cancel each Participant’s Awards immediately prior to such Corporate Event and to pay to each affected Participant in connection with the cancellation of such Participant’s Awards, an amount equal that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such Award (e.g., in the case of an Option, the amount of the spread).

Upon receipt by any affected Participant of any such substitute awards (or payment) as a result of any such Corporate Event, such Participant’s affected Awards for which such substitute awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. Any actions or determinations of the Committee under this Section 9.12 need not be uniform as to all outstanding Awards, nor treat all Participants identically.

ARTICLE 10

AMENDMENT, TERMINATION AND DURATION

10.1.   Amendment, Suspension or Termination.   The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including, without limitation, Section 422 of the Code, Section 162(m) of the Code and the rules of the New York Stock Exchange; provided, however, the Board may amend the Plan and any Award Agreement, including without limitation retroactive amendments, without shareholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code. Subject to the preceding sentence, the amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

10.2.   Duration of the Plan.   The Plan shall, subject to Section 10.1, terminate ten years after adoption by the Board, unless earlier terminated by the Board and no further Awards shall be granted under the Plan. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.

ARTICLE 11

LEGAL CONSTRUCTION

11.1.   Gender and Number.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

11.2.   Severability.   In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

11.3.   Requirements of Law.   The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

11.4.   Governing Law.   The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Nevada, but without regard to its conflict of law provisions.

11.5.   Captions.   Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

11.6.   Incentive Stock Options.   Should any Option granted under this Plan be designated an “Incentive Stock Option,” but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Stock Option and shall be valid as such according to its terms.

c/o Corporate Election Services
P O Box 1150
Pittsburgh, PA 15230

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed postage-paid envelope.  If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., toll-free at 1-888-887-0082.

ê   Please fold and detach card at perforation before mailing.   ê

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ANNUAL MEETING OF STOCKHOLDERS
Proxy Solicited by the Board of Directors for the
Annual Meeting to be held on May 18, 2005

The undersigned hereby appoints FRANK J. FERTITTA III and RICHARD J. HASKINS, and each of them, proxies each with full power of substitution, to vote all stock of the undersigned at the annual meeting (the  “Meeting”) of stockholders of Station Casinos, Inc. (the “Company”) to be held May 18, 2005 at 10:00 a.m. local time at Green Valley Ranch Station Casino, 2300 Paseo Verde, Henderson, Nevada and/or at any adjournment or postponement of the Meeting, in the manner indicated on the reverse side, all in accordance with and as more fully described in the Notice of Annual Meeting and accompanying Proxy Statement for the Meeting, receipt of which is hereby acknowledged.

Date:	, 2005

Signature(s)

Signature(s)

Please sign exactly as your name(s) appears hereon. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

(Continued on reverse side)

ê   Please fold and detach card at perforation before mailing.   ê

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This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s).  If no direction is made this Proxy will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposals 4, 5 and 6.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.	The election of two directors to serve until the 2008 annual meeting:
	Frank J. Fertitta III	Lee S. Isgur
	☐ Vote FOR all nominees (except as marked to the contrary)	☐ Vote WITHHELD from all nominees
Instructions: To withhold authority to vote for any individual nominee, write the name of the nominee below.

2.	Approval of the Company’s 2005 Stock Compensation Program.		☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	Ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2005.		☐	FOR	☐	AGAINST	☐	ABSTAIN
The Board of Directors recommends a vote AGAINST Proposals 4, 5 and 6.
4.	Stockholder proposal to change the “supermajority” voting provisions in the bylaws.		☐	FOR	☐	AGAINST	☐	ABSTAIN
5.	Stockholder proposal to declassify the Board of Directors and institute annual election of directors.		☐	FOR	☐	AGAINST	☐	ABSTAIN
6.	Stockholder proposal to submit the Company’s Rights Agreement to stockholders for approval.		☐	FOR	☐	AGAINST	☐	ABSTAIN

IF ANY OTHER BUSINESS IS PRESENTED, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE AFOREMENTIONED PROXIES.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.